Execution Copy

Exhibit 10.35

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
COCA-COLA BOTTLERS’ SALES & SERVICES COMPANY LLC

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Section 16.13	Arbitration	43

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TRANSFER RESTRICTIONS

The Membership Interests in Coca-Cola Bottlers’ Sales & Services Company LLC created and issued under this Agreement (the “Membership Interests”) are subject to the restrictions on transfer and other terms and conditions set forth in this Agreement.

The Membership Interests have been acquired for investment and have not been registered under (a) the securities laws of the State of Delaware, (b) any other state securities laws, or (c) the United States Securities Act of 1933, as amended (the “Securities Act”).

Neither the Membership Interests nor any part thereof may be offered for sale, pledged, hypothecated, sold, assigned, or transferred except in compliance with the terms and conditions of this Agreement and

(1)     pursuant to an effective registration statement under the securities laws of the State of Delaware or in a transaction which either is exempt from registration under such laws or is otherwise in compliance with such laws,

(2)     pursuant to an effective registration statement under any other applicable state securities laws or in a transaction which either is exempt from registration under any such laws or is otherwise in compliance with such laws, and

(3)     pursuant to an effective registration statement under the Securities Act or in a transaction which either is exempt from registration under the Securities Act or is otherwise in compliance with the Securities Act.

FOR ALABAMA RESIDENTS ONLY

THESE MEMBERSHIP INTERESTS ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE ALABAMA SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE MEMBERSHIP INTERESTS HAS NOT BEEN FILED WITH THE ALABAMA SECURITIES COMMISSION. THE COMMISSION DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY MEMBERSHIP INTERESTS, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR ALASKA RESIDENTS ONLY

THESE SECURITIES ARE NOT REGISTERED UNDER THE ALASKA SECURITIES ACT OF 1959, AS AMENDED, AND CANNOT BE RESOLD WITHOUT REGISTRATION UNDER THE ALASKA SECURITIES ACT OF 1959, AS AMENDED, OR EXEMPTION FROM IT.

CALIFORNIA

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS OFFERING HAVE NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS OFFERING ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT. THE UNITS IN THE COMPANY ARE BEING OFFERED ON THE BASIS OF SUCH EXEMPTION.

CONNECTICUT

THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER SECTION 36B-16 OF THE CONNECTICUT UNIFORM SECURITIES ACT AND, THEREFORE, CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF TO ANY PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED PURSUANT TO THE SECURITIES ACT OR THE CONNECTICUT UNIFORM SECURITIES ACT, IF SUCH REGISTRATION IS REQUIRED, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

GEORGIA

THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON, AMONG OTHER EXEMPTIONS, PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE “GEORGIA SECURITIES ACT OF 1973,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR ILLINOIS RESIDENTS ONLY

THESE MEMBERSHIPS INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS, NOR HAS THE SECRETARY OF STATE OF ILLINOIS OR THE STATE OF ILLINOIS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR INDIANA RESIDENTS ONLY

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER SECTION 23-2-1-3 OF THE INDIANA CODE (1982 ED.), AS AMENDED, AND IS SUBJECT TO THE RESTRICTIONS ON TRANSFERABILITY AND SALE OF THE SECURITIES SET FORTHE IN THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF COCA COLA BOTTLERS’ SALES AND SERVICES COMPANY LLC.

FOR NORTH CAROLINA RESIDENTS ONLY

THESE MEMBERSHIP INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISK OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR PENNSYLVANIA RESIDENTS ONLY

IF YOU HAVE ACCEPTED AN OFFER TO PURCHASE THESE MEMBERSHIP INTERESTS AND HAVE RECEIVED A WRITTEN NOTICE EXPLAINING YOUR RIGHT TO WITHDRAW YOUR ACCEPTANCE PURSUANT TO SECTION 207(M)(2) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, YOU MAY ELECT, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF YOUR BINDING CONTRACT OF PURCHASE OR, IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER YOU MAKE THE INITIAL PAYMENT FOR THE MEMBERSHIP INTERESTS BEING OFFERED, TO WITHDRAW YOUR ACCEPTANCE AND RECEIVE A FULL REFUND OF ALL MONIES PAID BY YOU. YOUR WITHDRAWAL OF ACCEPTANCE WILL BE WITHOUT ANY FUTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY TO SEND A WRITTEN NOTICE (INCLUDING A NOTICE BY FACSIMILE OR ELECTRONIC MAIL) TO THE ISSUER INDICATING YOUR INTENTION TO WITHDRAW.

FOR SOUTH CAROLINA RESIDENTS ONLY

THESE MEMBERSHIP INTERESTS ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION UNDER THE SOUTH CAROLINA UNIFORM SECURITIES ACT. A REGISTRATION STATEMENT RELATING TO THESE MEMBERSHIP INTERESTS HAS NOT BEEN FILED WITH THE SOUTH CAROLINA SECURITIES COMMISSIONER. THE COMMISSIONER DOES NOT RECOMMEND OR ENDORSE THE PURCHASE OF ANY SECURITIES, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF THIS DISCLOSURE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR SOUTH DAKOTA RESIDENTS ONLY

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THE DISCLOSURE DOCUMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FOR TENNESSEE RESIDENTS ONLY

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

TEXAS

THE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED UNDER THE TEXAS SECURITIES ACT OF 1957 OR ANY OTHER SECURITIES ACT AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPT UNDER THAT ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR IN A TRANSACTION THAT IS OTHERWISE IN COMPLIANCE WITH THAT ACT.

FOR KANSAS, MAINE, NEW MEXICO, NORTH DAKOTA, OKLAHOMA, VIRGINIA AND WASHINGTON RESIDENTS ONLY

THESE SECURITIES WILL BE SOLD ONLY TO ACCREDITED INVESTORS. NO MONEY OR OTHER CONSIDERATION WILL BE SOLICITATED OR ACCEPTED BY MEANS OF A GENERAL ANNOUNCEMENT. THESE SECURITIES HAVE NOT BEEN REGISTERED OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER STATE AGENCY AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION.

LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF

COCA-COLA BOTTLERS’ SALES & SERVICES COMPANY LLC

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This Limited Liability Company Operating Agreement of Coca-Cola Bottlers’ Sales & Services Company LLC (the “Company”) is made as of January 1, 2003, among all Coca-Cola Bottlers doing business in the United States that execute and deliver this Agreement (the “Members”) in accordance with its terms.

The Members desire to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (the “Delaware Act”) based upon the statement of principles attached hereto as Exhibit A. To that end, the Certificate of Formation of the Company has been filed with the office of the Secretary of State of the State of Delaware. Nonetheless, for all purposes hereof, the Company will not commence operations unless and until this Agreement is executed on or before December 31, 2002 by Coca-Cola Bottlers that hold at least ninety percent (90%) of what the Percentage Interests would be if all Coca-Cola Bottlers executed and delivered this Agreement and became Members.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Members hereby agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1     Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

“Additional Members” has the meaning set forth in Section 13.1.

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of all or substantially all of the management and policies of a Person, or to manage the sale of one or more products trademarked by or licensed to The Coca-Cola Company in a Territory, whether through ownership of voting securities, by contract (including a management contract), joint venture, or otherwise. No Person shall be deemed to be an Affiliate of another Person merely because of the relationship of a Coca-Cola franchise between such Persons. A Person becomes a “controlled Affiliate” when control of such Person is directly or indirectly acquired by another Person through stock purchase, merger, consolidation or otherwise.

“Agreement” means this Limited Liability Company Operating Agreement of the Company, as amended, modified, supplemented or restated from time to time.

“Allocated Interest” has the meaning set forth in Section 2.1(iii).

“Board” means the committee of the Company established pursuant to Section 6.1.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Section 4.4.

“Capital Contribution” means, with respect to any Member, the aggregate amount of money and the fair market value of any property (other than money) contributed to the Company with respect to such Member’s Interest pursuant to Section 4.1 or, with respect to an Additional Member, Section 4.2.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Coca-Cola Bottler” or “Bottler” means CCE and each other business entity that is not an Affiliate of CCE and that holds a Coca-Cola franchise applicable to one or more Territories within the United States. For purposes of this Agreement, all entities that hold Coca-Cola franchises and that are related to one another by meeting the definition of an Affiliate herein shall be deemed to constitute a single Coca-Cola Bottler. In no event, however, shall The Coca-Cola Company, or any Affiliate of The Coca-Cola Company, be deemed a Coca-Cola Bottler hereunder, and any Member that hereafter becomes Affiliated with The Coca-Cola Company shall thereupon cease to be qualified as a Member. With respect to any Territory in which the Coca-Cola franchise is held by a first-line bottler, but such Territory is operated by a sub-bottler or second line-bottler, the sub-bottler or second-line bottler and not the first-line bottler shall be deemed the Coca-Cola Bottler for that Territory hereunder. A list of all Coca-Cola Bottlers as of October 31, 2002 is attached hereto as Exhibit B.

“Coca-Cola bottling system” means the system through which beverages bearing trademarks owned by or licensed to The Coca-Cola Company are manufactured and distributed.

“Coca-Cola Enterprises Inc.” or “CCE” means Coca-Cola Enterprises Inc., a Delaware corporation, and any successor to substantially all of its business and operations.

“Coca-Cola franchise” means the contract and trademark license authorizing a Person to bottle and sell one or more products bearing the trademark “Coca-Cola” or one of its derivatives in a Territory.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal statutory income tax enacted after the date of this Agreement. A reference to a specific section (§) of the Code refers not only to such specific section but also to any corresponding provision of any Code, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

“Company” means Coca-Cola Bottlers’ Sales & Services Company LLC, the limited liability company formed and continued under and pursuant to the Delaware Act and this Agreement.

“Covered Person” means a Member, a Director, an Officer, a Manager, any Affiliate of a Member, a Director, an Officer or a Manager, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, a Director, an Officer or a Manager, or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

“Delaware Act” has the meaning set forth in the recitals.

“Director” means a natural person designated as a director of the Company pursuant to Section 6.1; “Directors” means two or more of such natural persons. There will be three classes of Directors: National Bottler Directors, Regional Bottler Directors and Mainstream Bottler Directors.

“Director Extraordinary Vote” means the affirmative vote of not less than eighty percent (80%) of the total votes that may be cast at the time by the whole Board, voting in person or by proxy.

“Director Regular Vote” means the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the total votes that may be cast at the time by the whole Board, voting in person or by proxy.

“Direct Store Delivery” or “DSD” means the traditional distribution system used by carbonated soft drink bottlers in the United States, including Coca-Cola bottlers, for the delivery of carbonated soft drink products by bottler-owned vehicles and bottler employees to customer retail stores and bottler merchandising of the products within the retail stores.

“Fiscal Year” means (i) the period commencing upon the formation of the Company and ending on December 31, 2002, (ii) any subsequent twelve (12) month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in Clause (ii) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

“Interest” means a Member’s limited liability company ownership interest in the Company which represents such Member’s share of the profits and losses of the Company and a Member’s right to receive distributions of the Company’s assets in accordance with the provisions of this Agreement and the Delaware Act. A Member’s Interest shall be reflected as a number of Units.

“Large Regional Bottler” means any Regional Bottler which is hereafter determined to have at least 12.5% of the Sales Volume in accordance with Section 6.1.

“Laws” means:

(i)        all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international;

(ii)       all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any governmental body;

(iii)     all policies, practices and guidelines of any governmental body; and

(iv)      any amendment, modification, re-enactment, restatement or extension of the foregoing,

in each case binding on or affecting the party or Person referred to in the context in which such word is used; and “Law” shall mean any one of them.

“Mainstream Bottlers” means all Members other than CCE, the Regional Bottlers and their respective Affiliates.

“Mainstream Bottler Directors” means the Directors to be appointed by Mainstream Bottlers pursuant to Section 6.1.

“Manager” means each Director.

“Member” means, subject to Sections 2.1(ii), 5.4 and 6.10, Article XIV hereof and any other event which disqualifies a Person from being a Member hereunder, each of the Coca-Cola Bottlers that executes this Agreement on or before December 31, 2002 and also includes any Coca-Cola Bottler admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Coca-Cola Bottler’s capacity as a member of the Company, and “Members” means two (2) or more of such Coca-Cola Bottlers when acting in their capacities as members of the Company. Except for purposes of electing Directors as provided in Section 6.1, the Members shall constitute one (1) class or group of members.

“National Bottler Directors” means the Directors to be appointed by CCE pursuant to Section 6.1.

“Net Cash Flow” means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness and expenses reimbursed to the Members under Section 5.2), and less any amounts determined by the Board to be necessary to provide a reasonable reserve for working-capital needs or any other contingencies of the Company. Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves to Net Cash Flow previously established.

“Officer” means a natural person designated as an officer of the Company.

“Percentage Interest” means the Interest of a Member, expressed as a portion of one hundred percent, determined by the proportion of the Units owned by such Member to the total number of Units issued and outstanding; “Percentage Interests” shall mean the Percentage Interest of two or more Members.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“President” means the Person appointed by the Board as the president of the Company, who shall perform the duties described in Section 7.3.

“Procurement Policies” means the policies of the Company governing the procurement of goods and services by the Procurement Division, as established by the Board. The Procurement Policies shall be established from time to time by a Director Regular Vote and shall address and take into account or allow for decisions by the Procurement Division to consider price equalization on a commodity-by-commodity basis made on a basis similar to current practices of The Coca-Cola Bottlers’ Association. The Procurement Policies will take into consideration the quality, service, financial condition and stability of particular suppliers.

“Profits” and “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with § 703(a) of the Code.

“Regional Bottler” shall mean the largest Members, excluding CCE and its Affiliates, based on Sales Volume during the three calendar year period ending immediately prior to the year in which the classification of Members as Regional Bottlers or Mainstream Bottlers is to be made pursuant to Section 6.1. There will be six (6) Regional Bottlers unless (a) the number of Regional Bottler Directors is increased pursuant to Section 6.1(iv), in which event there will be a like increase in the number of Regional Bottlers; or (b) one or more of the Regional Bottlers become a Large Regional Bottler, in which event the number of Regional Bottlers will decrease by one for each Large Regional Bottler. The initial Regional Bottlers are designated as such on Exhibit D hereto. There are no Large Regional Bottlers on the date as of which this Agreement is made. If two or more Regional Bottlers become Affiliated with each other, or if one or more Regional Bottlers becomes Affiliated with CCE or The Coca-Cola Company, the Regional Bottler or Bottlers that are controlled Affiliates shall thereupon cease to be qualified as Regional Bottlers.

“Regional Bottler Directors” shall mean the Directors to be appointed by Regional Bottlers pursuant to Section 6.1.

“Sales Volume” means, for a given period of time, a Member’s share (expressed as a percentage) of the total volume of Member sales, measured in equivalent cases, of bottle/can products bearing trademarks owned by or licensed to The Coca-Cola Company, including brands other than Coca-Cola, but excluding cross-licensed brands and fountain sales.

“Secretary” means the Person appointed by the Board as the secretary of the Company, who shall perform the duties described in Section 7.5.

“Substitute Member” means a Coca-Cola Bottler that is admitted to the Company as a Member pursuant to Section 14.2.

“Tax Amount” has the meaning set forth in Section 9.4.

“Tax Matters Partner” has the meaning set forth in Section 11.1.

“Territory” means a defined geographic area of the United States in which a Coca-Cola Bottler is authorized to bottle and sell one or more products bearing the trademark “Coca-Cola” or one of its derivatives.

“The Coca-Cola Bottlers’ Association” means The Coca-Cola Bottlers’ Association, a Georgia non profit corporation.

“The Coca-Cola Company” means The Coca-Cola Company, a Delaware corporation, and any successor to substantially all of its business and operations, and its Affiliates.

“Treasury Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unit” means the unit of measure of a Member’s Interest determined in accordance with Section 2.1(iii). A Unit held by a Member shall also include such Member’s rights as a “member” under the Delaware Act, as modified by this Agreement, but a Unit held by a transferee that does not become a Substitute Member pursuant to Section 14.2 does not include rights as a “member” under the Delaware Act or this Agreement. The Board may, but it is not obligated to, authorize the issuance of certificates to represent the ownership of Units.

Section 1.2     Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

ARTICLE II

FORMATION AND TERM

Section 2.1     Formation.

(i)     The Members hereby form the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

(ii)    A Coca-Cola Bottler shall be admitted as a Member of the Company if on or before December 31, 2002:

(a)         such Bottler executes and delivers this Agreement or a counterpart of this Agreement; and

(b)        this Agreement is executed and delivered by Coca-Cola Bottlers that hold at least ninety percent (90%) of the total potential number of Units that would be issued by the Company if all Coca-Cola Bottlers were Members.

Membership in the Company is voluntary. Whether to participate in either or both of the Distribution Division and the Procurement Division, which are contemplated by Section 3.3, is also voluntary. However, if a Coca-Cola Bottler does become a Member, the obligations set forth in Section 3.4 and the restrictions set forth in Section 12.8 will nonetheless be applicable to such Member to the extent and subject to the limitations set forth therein, regardless of whether it elects to participate in either the Distribution Division or the Procurement Division.

(iii)    Each Member as of January 1, 2003 shall be entitled to acquire that portion of the total number of Units to be issued to the initial Members that corresponds to the arithmetic average of (a) such Member’s share (expressed as a percentage) of total volume of initial Member sales, measured in equivalent cases, of bottle/can products bearing trademarks owned by or licensed to The Coca-Cola Company (including brands other than Coca-Cola, but excluding cross-licensed brands and fountain sales) and (b) the percentage of U. S. population in such Member’s Territory compared to the total U.S. population in the Territories of all initial Members, as reflected in the records of The Coca-Cola Company, during the most recent available period (“Allocated Interest”). In the event that the records of The Coca-Cola Company are not available or a Member contends that those records are insufficient to reliably determine the Allocated Interest of that Member, the President shall determine the Allocated Interest of such Member by estimate using the most reliable methodology available, in his judgment, including information provided to the President by the Member. If a Member does not object to its proposed Allocated Interest within 15 days of being advised of it, the Member shall be deemed to have accepted the Allocated Interest proposed. If the Member does object in a timely way, and the Member and the President are unable to agree upon the Member’s Allocated Interest within 30 days after the Member first objects to the Allocated Interest proposed for it, the parties shall promptly refer the issue of the appropriate amount of the Member’s Allocated Interest to The Coca-Cola Bottlers’ Association, whose determination shall be final and binding on the parties and not subject to further appeal. The Member in question and the Company shall cooperate in connection therewith and shall submit to The Coca-Cola Bottlers’ Association all information requested by it to permit The Coca-Cola Bottlers’ Association to make a determination in a timely way.

(iv)   The name, mailing address, telephone number and telecopier number of each Member, the agreed value of the amount contributed to the capital of the Company by each Member, the nature of each Member’s capital contribution, and the number of Units to be issued to each Member shall be recorded on a Schedule to be compiled by the Secretary. The Secretary shall be required to update such Schedule from time to time as necessary to reflect accurately the information therein, including adjustments due to resignations or the admission of Additional Members or Substitute Members and permitted transfers of Units. The first such Schedule shall be made as of January 1, 2003 and shall be completed and distributed to the Members not later than January 31, 2003, with respect to the Members as of January 1, 2003 to reflect the Coca-Cola Bottlers who have elected to become Members. Any amendment or revision to the Schedule made in accordance with this Agreement shall not be deemed an amendment to this Agreement requiring approval as provided in Section 16.10. Any reference in this Agreement to the Schedule shall be deemed to be a reference to the Schedule as amended and in effect from time to time.

(v)    E. Liston Bishop, III, as an authorized person within the meaning of the Delaware Act, executed, delivered and filed the Certificate.

Section 2.2     Name. The name of the Company formed hereby is Coca-Cola Bottlers’ Sales & Services Company LLC. The business of the Company may be conducted upon compliance with all applicable Laws under any other name designated by the Board.

Section 2.3     Term. The term of the Company shall commence on the date the Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue in perpetuity unless the Company is dissolved in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Delaware Act.

Section 2.4     Registered Agent and Office. The Company’s registered agent and office in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. At any time, the Board may designate another registered agent and/or registered office.

Section 2.5     Principal Place of Business. The principal place of business of the Company shall be in Atlanta, Georgia, USA. At any time, the Board may change the location of the Company’s principal place of business to another location.

Section 2.6     Qualification in Other Jurisdictions. The Board shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar Laws in any jurisdiction in which the Company transacts business. The Secretary, as an authorized person within the meaning of the Delaware Act, shall execute, deliver and file any certificates

(and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

ARTICLE III

PURPOSE AND ACTIVITIES OF THE COMPANY

Section 3.1     Purpose. The Company is formed for the purpose of engaging in, and is authorized to engage in, any lawful act or activity for which limited liability companies may be formed under the Delaware Act and it shall have the organizational power to engage in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, to enhance the efficiency and competitiveness of the Coca-Cola bottling system in the United States by establishing a more efficient system through reducing costs of all Members, providing enhanced services to Members and customers, and in continuing and enhancing a mutually beneficial relationship with The Coca-Cola Company. The Company is also formed for the purpose of developing and capturing opportunities to develop and grow, as authorized hereunder, profitable lines of business in the distribution and management of distribution of non-alcoholic non-carbonated beverages best distributed through means other than DSD distribution and for the purpose of growing the value of the Member’s Interest while preserving and enhancing the value and growth of each Member’s existing business.

Section 3.2     Support of The Coca-Cola Company. With the approval of its Board of Directors, The Coca-Cola Company has indicated its support of the Company by a Letter of Understanding which advises the Company that The Coca-Cola Company will integrate its North America procurement function and certain of its procurement experienced employees into the Company’s operation, will collaborate with the Company’s management in selecting the best route to market for new products not best suited for the DSD system, and will offer those new products, which would be best distributed outside the DSD system, on a basis that the Company or the Bottlers will participate economically in their distribution. The Coca-Cola Company has also indicated its understanding that the marketing arrangements must be mutually advantageous from an economic perspective, reflecting contribution of value and a fair balance of economic interests. The Coca-Cola Company has also advised that its involvement with the Company will have no effect on its current agreements with the Coca-Cola Bottlers, and confirmed that products of The Coca-Cola Company that traditionally have been manufactured by bottlers and distributed by their DSD systems, carbonated soft drinks and cold fill non-carbonated beverages, will continue to go from The Coca-Cola Company to the Coca-Cola Bottlers directly.

Section 3.3     Activities of the Company. On the commencement of doing business the Company will initiate the following actions.

(i)     The Company will establish and operate a procurement division (the “Procurement Division”) which shall procure or arrange for the procurement of direct materials and certain indirect materials and services designated by the Board, on behalf of or in the interest of those Members that participate with, and The Coca-Cola Company to the extent it participates with, the Company in accordance with the Procurement Policies.

(ii)     The Company will establish and operate a distribution division (the “Distribution Division”) to distribute or manage the distribution of non-alcoholic beverage products which (1) are owned by or licensed to The Coca-Cola Company or as to which The Coca-Cola Company otherwise has the right to authorize distribution; (2) are offered to the Company; and (3) are products that the Company concludes are best distributed by routes to market other than (or in addition to) the DSD system.

(a)         The Company will use as its criteria for the selection of such routes the maximization of the potential of the new product to the extent consistent with the overall best interests of the Coca-Cola bottling system. It may be that from time to time such new products should be distributed through both the DSD and non-traditional route(s) to market.

(b)        The Company will not be obligated to accept all such new products from The Coca-Cola Company and will promptly inform The Coca-Cola Company if the Company has no interest in an offered product or believes the offered product needs more analysis, or if the Company concludes that any product offered to the Company should instead be distributed through the Bottlers’ DSD system. Acceptance will be conditioned on (1) the Company’s belief that such product can succeed and (2) coming to acceptable terms with The Coca-Cola Company. The Company will negotiate all contracts with The Coca-Cola Company related to such products as are to be managed by the Company.

(c)         In the event that the Company is offered the rights to distribute a product by The Coca-Cola Company and, after deciding not to accept the offer for any reason or after exercising reasonable efforts to develop a commercially viable method to distribute such product, the Company determines not to distribute the product or to continue to distribute the product, a Member may undertake to distribute the product by an arrangement directly with The Coca-Cola Company so long as (1) such distribution is by DSD and confined to that Member’s Territory, or (2) if the distribution method is other than DSD, absent a Director Extraordinary Vote authorizing the arrangement, (x) the product is not in the same product category as any product then distributed in the Coca-Cola bottling system or by the Company, and (y) if the Member is CCE or a Regional Bottler, each vote that may be cast by the Director or Directors appointed by such Member was voted in favor of distribution of the product in question by the Company.

The Company will not undertake any business activity other than ones described in this Section 3.3 absent a Director Extraordinary Vote. For the avoidance of doubt, the foregoing restriction applies to additional business initiatives and does not apply to the Company’s procurement and distribution activities and does not prohibit the Company from undertaking action determined to be necessary or appropriate to carry out the two main business activities described in this Section 3.3 or other actions which do not represent a new type of business endeavor.

Section 3.4     Participation by Members. Each Member shall cooperate in good faith with the Company in accomplishing the Company’s activities set forth in Section 3.3; provided that the foregoing obligation does not apply to a Member’s distribution of a product in the same product category as a “Company distributed product” (as defined in Section 12.8) to the extent the Member is permitted to distribute the product pursuant to the terms of Section 12.8. Each Member shall participate with the Company in good faith on any decision or proposal the Board makes with respect to the Procurement Policies or the production, marketing, sales or distribution of a product owned by or licensed to the Company; provided, however, that nothing contained in this Agreement shall require a Member to undertake any activity with respect to a product of the Distribution Division of the Company that such Member concludes, in its sole discretion, is not reasonably likely to be economically beneficial to the Member. If the Member chooses not to participate, the Company will have the right to produce, market, sell and distribute the product in the Member’s Territory and the provisions of Section 12.8 shall nonetheless be applicable. In addition, each Member agrees that the Company may obtain from The Coca-Cola Company or Members directly from time to time information about the Member’s product sales volume by percentage and Territory population, maintain that information in the Company’s records and provide that information to the Board to enable the Company to establish initial Percentage Interests, adjust voting privileges and appropriately allocate Profits and Losses. All such information will be held subject to the confidentiality provisions of Section 16.12, with the confidentiality obligation of the Company regarding information provided by The Coca-Cola Company about a Member running in favor of the Member involved.

Section 3.5     Non-Involvement in Certain Activities. The Company shall not undertake any action which interferes with or is otherwise in conflict with any contractual relationship between a Member (or an Affiliate thereof) and The Coca-Cola Company (or an Affiliate thereof) or between a Member and any other Person. The Company shall not produce, market, sell or distribute within the United States any Core Products, except to the extent such action is both consistent with the Company’s obligation under the preceding sentence and is authorized by a Director Extraordinary Vote. For purposes of this Section 3.5, “Core Products” consist of

(i)     any carbonated soft drink products of the Coca-Cola Company currently distributed by Members as reflected on Exhibit C attached hereto and hereby made a part hereof and the line extensions of those products, and any carbonated soft drink products hereafter distributed by Members under authority from The Coca-Cola Company and the line extensions of those products;

(ii)    any cold fill non-carbonated beverage products of the Coca-Cola Company currently distributed by Members as reflected on Exhibit C and the line extensions of those products, and any cold fill non-carbonated beverage products hereafter distributed by Members under authority of The Coca-Cola Company and the line extensions of those products;

(iii)   any other non-carbonated beverage products of the Coca-Cola Company currently distributed by Members, as reflected on Exhibit C, and the line extensions of those products; and

(iv)   any other specific non-alcoholic beverage products of the Coca-Cola Company which The Coca-Cola Company determines are best distributed solely through the DSD system.

Section 3.6     Powers of the Company.

(i)     Subject to the voting requirements imposed by this Agreement (including but not limited to those imposed by Sections 6.9 and 6.10), the Company shall have the power and authority granted by the Delaware Act to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the activities set forth in Section 3.3, including, but not limited to, the power:

(a)         to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country, that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(b)        to enter into, perform and carry out contracts of any kind, including, without limitation, contracts with The Coca-Cola Company and with its subsidiaries, divisions, Affiliates and joint ventures, with customers and suppliers and other third persons and with the Directors, the Officers, any Manager, any Member, any Affiliate thereof, or any agent or Affiliate of the Company necessary to, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

(c)         to lend money to, act as surety, guarantor or endorser for, provide collateral for, and transact other business with third parties including Members and Affiliates of the Company;

(d)        to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, any kind of property, real or personal, tangible or intangible, including without limitation shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including, without limitation, the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including, without limitation, the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereof), or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(e)         to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

(f)         to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(g)        to appoint employees and agents of the Company, and define their duties and fix their compensation;

(h)        to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

(i)         to cease its activities and cancel its Certificate;

(j)         to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(k)        to borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(1)        to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(m)       to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

Section 3.7     Procurement Pricing and Administrative Costs.  In discharging its service function of procuring goods and services on behalf of Members that choose to participate in the Procurement Division of the Company, the Company shall use reasonable efforts to ensure that (a) such procurement is carried out in accordance with the Procurement Policies and (b) each participating Member shares fairly and equitably in such program’s benefits in that, without regard to the Member’s size or purchasing volume, each such Member shall be entitled to pricing for the goods and services on a comparable basis. Except under circumstances when the Board determines on the advice of the Procurement Committee that such an approach would not be in the best interests of the overall procurement system, pricing and freight will be equalized. Each participating Member shall be apportioned a share of the administrative costs of this service of the Company determined on a basis that, in the Company’s judgment, gives appropriate weight to all relevant factors and results in a fair and equitable cost apportionment that is consistent with the pricing of such goods and services by the Company to its Members. CCE has agreed to participate in the procurement program. The Board shall establish such further rules and shall make decisions under the Procurement Policies as it deems necessary to maximize the effectiveness of the program relative to the specific items which a Member must agree to purchase through the Company’s procurement programs if the Member is to participate in the Procurement Division. In all events, strict confidentiality is to be maintained by the Company, its Members, its Directors, its Officers, agents, and employees, and only persons with a need to know as a requirement of discharging their duties to the Company are to have access to pricing details with respect to supply arrangements between the Company and its suppliers. Notwithstanding the limitation of Members to Coca-Cola Bottlers with Territories in the United States, (i) the operations of CCE in Canada and Bottler-owned production cooperatives shall be entitled to avail themselves of the procurement services of the Company on the same terms and conditions as are available to the Members; and (ii) the operations of The Coca-Cola Company participating in the purchase of products and services purchased by the Company for Members and non-US Coca-Cola bottlers shall also be entitled to participate in the Company’s procurement programs under such rules and policies as shall be established by the Board. For the purpose of providing assurances to Members about the fairness of the operations of the Procurement Division, (x) notwithstanding the confidentiality provisions of this Agreement to the contrary, upon the request from time to time of any three or more Directors, the Company shall provide The Coca-Cola Bottlers’ Association complete access to the pricing and allocation information of the procurement program to permit The Coca-Cola Bottler’s Association to make and publish to the Members and the Company a determination of whether the program has been established and operates on a fair and equitable basis; and (y) the Company will provide the Members, on an annual basis, a report by independent auditors confirming that the procurement program is being administered by the staff of the Company in accordance with the Procurement Policies.

ARTICLE IV

CAPITAL CONTRIBUTIONS,

CAPITAL ACCOUNTS AND ADVANCES

Section 4.1     Initial Capital Contributions.  Each Member as of January 1, 2003 will contribute that amount in United States dollars to the capital of the Company that represents the Member’s Allocated Interest in the Company, multiplied by the amount of Initial Capital of the Company, which shall be determined by the Board as any amount up to $100,000. The actual contribution shall be made on or before the date selected by the Board, and the failure of a Member to make its required initial capital contribution in a timely way will result in the automatic termination of its entire interest in the Company for no compensation.

Section 4.2     No Additional Capital Contributions.  No Member shall be required to make any additional capital contribution to the Company under any circumstances except as may be required by the Board of an Additional Member when it is admitted pursuant to Section 13.1. No Member shall be obligated to restore a negative capital account balance.

Section 4.3     Personal Property.  A Member’s Interest shall for all purposes be personal property. A Member has no interest in specific Company property.

Section 4.4     Capital Accounts.

(i)     An individual Capital Account shall be established and maintained for each Member. Capital accounts are intended to be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv).

(ii)    The Capital Account of each Member shall be maintained in accordance with the following provisions:

(a)         to such Member’s Capital Account there shall be credited such Member’s Capital Contributions (consisting of cash or the fair market value of any property net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code, all as set forth on the Schedule described in Section 2.1(iv)); such Member’s distributive share of Profits; and such Member’s distributive share of other items of income, gain or credits; and

(b)        to such Member’s Capital Account there shall be debited the amount of cash and the fair market value of property distributed by the Company to such Member (net of liabilities secured by such distributed property which the Member is considered to assume or take subject to under Section 752 of the Code); such Member’s distributive share of Losses; and such Member’s distributive share of other items of loss or deduction.

Section 4.5     Advances; Consequences of Nonrecourse Loans.

(i)     If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be subject to such terms and conditions acceptable to the Company and such Member; provided, however, that if the Member determines in good faith that the Company faces a financial emergency that immediately threatens its continuing operation, the Member may make an advance without the Company’s prior approval and the terms and conditions of such advance must, under any circumstances be no more or less favorable to the Member than is commercially reasonable. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof.

(ii)    No Person who makes any loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

ARTICLE V

MEMBERS

Section 5.1     Powers of Members.  The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. The Members shall have the right (i) to approve or disapprove the sale of all or substantially all of the Company’s assets in one transaction or in a series of related transactions; (ii) to approve or disapprove the Company’s merger with, or consolidation into, another Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act); (iii) except as otherwise contemplated by Section 15.2, to approve or disapprove the dissolution of the Company; (iv) to select Directors as provided herein; and (v) to exercise the other rights and powers as are provided in this Operating Agreement. In addition, the Mainstream Bottlers, on the basis of a majority of the number of Mainstream Bottlers (with each Member that is a Mainstream Bottler having one vote without regard to the number of Units held by such Member), shall authorize any removal of a Mainstream Bottler from the Company pursuant to Section 6.10. Except as expressly provided herein, the Members shall have no power to bind the Company.

Section 5.2     Reimbursements.  The Company may reimburse the Members for all reasonable out-of-pocket expenses incurred by the Members on behalf of the Company in accordance with policies established by the Board from time to time. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Net Cash Flow and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

Section 5.3     Partition.  Each Member waives any and all rights that it may have to maintain an action for partition of the Company’s property.

Section 5.4     Resignation; Disqualification.  A Member may resign (i) upon (x) December 31, 2005 (or, in the case of an Additional Member, the third anniversary of its having been admitted as a Member) and (y) thereafter on December 31 of the succeeding years immediately preceding the years in which a general adjustment in membership categories is to be implemented pursuant to Section 6.1(vi), but only if in any such event the Member has given the Company at least one year’s advance written notice of its intention to resign; and (ii) upon the dissolution and winding up of the Company. Upon any resignation under clause (i) of the preceding sentence, the Member shall sell and Company shall purchase all the Units of the Member on the terms and conditions set forth in Section 14.1 applicable to a resigning Member. If a Member transfers all of its Units in accordance with the provisions of Article XIV it shall be disqualified as a Member and as provided therein shall no longer be treated as a Member of the Company. In addition, if a Member becomes an Affiliate of The Coca-Cola Company, it shall be disqualified as a Member and the Member shall sell and Company shall purchase all the Units of the Member on the terms and conditions set forth in Section 14.1 applicable to such Member. A resignation or disqualification will not affect the Member’s responsibilities and obligations under distribution or procurement contracts with the Company in effect as of the date of the resignation or disqualification. In addition, a resignation will not affect the Member’s participation in distribution or procurement programs to the extent, in the President’s reasonable judgment, such Member’s participation therein was a material condition of a distribution or procurement supply agreement in effect as of date notice of the resignation was given.

Section 5.5     Meetings of Members; Voting by Members.

(i)     Meetings of Members may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

(ii)    Meetings of the Members or of a class of Members, for any purpose or purposes, may be called by the President and shall be called by the President or Secretary at the request in writing of the holders of twenty-five percent (25%) of the Units owned by the Members or the class of Members and also as provided in Section 6.1. Any such written request by the Members or a class of Members shall state the purpose or purposes of the proposed meeting.

(iii)   Written notice of a meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each Member entitled to vote at such meeting.

(iv)   Business transacted at any meeting of Members shall be limited to the purposes stated in the notice, unless otherwise agreed by all of the Members.

(v)    Subject to the provisions of Section 6.1, all voting by Members shall be on the basis of Units, each Unit shall be entitled to one vote, and no Member may split the voting of its Units on any vote.

(a)         Quorum for meetings of all Members.  The holders of that number of Units representing not less than the sum of the Units of CCE and its Affiliates and a majority of all other Units issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings open to all the Members.

(b)        Quorum for meeting of Mainstream Bottler Members.  The majority of the Members who are Mainstream Bottlers, present in person or by proxy (and not the owners of a majority of the Units held by Mainstream Bottlers) shall constitute a quorum for the transaction of business by that class of Members.

If, however, a quorum shall not be present or represented at any meeting of the Members or class of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

(vi)   When a quorum is present at any meeting of all the Members, the vote of Members holding that number of Units not less than the sum of the Units of CCE and its Affiliates and a majority of all other Units, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by the Delaware Act or an express provision of this Agreement, a different vote is required, in which case such express provision shall govern. When a quorum is present at any meeting of a class of Members, the vote shall be as required by the express provision of this Agreement that is applicable to the vote at such meeting.

(vii)  Unless otherwise provided in this Agreement, at every meeting of the Members or a class of Members at which a Member is entitled to vote, such Member shall be entitled to vote in person or by proxy, but no proxy shall be recognized after three years from its date, unless the proxy provides for a longer period.

(viii) Members may participate in a meeting of the Members or a class of Members by means of conference telephone or similar communications equipment, provided all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(ix)   Unless otherwise provided in this Agreement, any action required to be taken at any meeting of the Members (or class of Members) or any action which may be taken at any meeting of such Members (or class), may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by Members holding the number of Units not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous consent shall be given to those Members who have not consented in writing.

ARTICLE VI

MANAGEMENT

Section 6.1     Board of Directors.

(i)     The business and affairs of the Company shall be managed by or under the direction of its managers, namely a committee of the Company (the “Board”) consisting of natural persons who are selected as directors of the Company as provided below (each a “Director” and any two or more “Directors”). If the President of the Company is not also a Director, the President shall be an ex officio, non-voting member of the Board. All Directors shall, when elected, be owners or members of senior management of Members. Each Director may appoint one or more alternates to act in his or her absence in accordance with procedures to be adopted by the Board.

(ii)    Subject to adjustment as provided below, there shall be up to sixteen (16) Directors, consisting of (a) from one (1) to eight (8) National Bottler Directors, who among them shall have the authority, in the aggregate, to cast eight votes; (b) six (6) Regional Bottler Directors, each of whom shall have the authority to cast one vote; and (c) two (2) Mainstream Bottler Directors, each of whom shall have the authority to cast one vote. Directors shall be elected for three (3) year terms.

(iii)   All National Bottler Directors shall initially be elected by CCE, in its capacity as a Member, and CCE and its Affiliates shall in no event elect any Directors other than the National Bottler Directors. For so long as CCE and its Affiliates have 50% or more of the Sales Volume, the National Bottler Directors shall have the authority to cast eight votes. In the event that CCE and its Affiliates have: (I) less than 50% but at least 43.75% of the Sales Volume, the National Bottler Directors shall have the authority to cast seven votes; (II) less than 43.75% but at least 37.5% of the Sales Volume, the National Bottler Directors shall have the authority to cast six votes; and (III) there shall be one additional vote reduction for each additional 6.25% reduction in relative Sales Volume of CCE and its Affiliates. The number of National Bottler Directors in office shall never exceed, but may be less than, the number of votes the National Bottler Directors then have the authority to cast.

(iv)   Each Regional Bottler Director shall be separately selected by a Regional Bottler; provided that each Large Regional Bottler, if any, shall be entitled to elect two (2) Regional Bottler Directors. For so long as CCE and its Affiliates have 50% or more of the Sales Volume, there shall be six (6) Regional Bottler Directors. For each one-vote reduction in the voting power of the National Bottler Directors in accordance with Section 6.1(iii), the number of Regional Bottler Directors (and of Regional Bottlers) shall be increased by one.

(v)    There shall be two (2) Mainstream Bottler Directors and the Mainstream Bottlers shall elect the Mainstream Bottler Directors on the basis of a majority of the number of Mainstream Bottlers (with each Member that is a Mainstream Bottler having one vote without regard to the number of Units held by such Member).

(vi)   The classification of a Member as a Regional Bottler, a Large Regional Bottler or a Mainstream Bottler, and the determination of whether the number of Regional Bottler Directors and National Bottler Directors shall be adjusted as provided in Sections 6.1(iii) and (iv) above, shall be made and determined by the President, subject to the approval of the Board, every third year as of April 1 of the adjustment year based on the Members’ Sales Volume for the preceding three calendar year period. The first adjustment year will be 2006. Notwithstanding the foregoing, if during the interim between the regular adjustments any Regional Bottler ceases to qualify as a Regional Bottler because it becomes Affiliated with CCE or The Coca-Cola Company, becomes a controlled Affiliate of another Regional Bottler or otherwise, the President, subject to the approval of the Board, promptly shall designate the largest Mainstream Bottler, based on the Members’ Sales Volume for the immediately preceding three calendar year period, as the replacement Regional Bottler.

(vii)  The natural Persons who shall serve as the initial Directors of the Company are listed on Exhibit D attached hereto and hereby made a part hereof and the initial Members entitled to select Directors are deemed to have so selected them. Those Members entitled to select one or more members of a class of Directors as set forth above shall elect the Director or Directors of such class to serve until replaced hereunder. Any Member that becomes a Regional Bottler under Section 6.1(iv) which has not previously appointed a Regional Bottler Director shall promptly do so; any Regional Bottler Director who was appointed by a Member which is no longer a Regional Bottler shall be immediately disqualified and shall be replaced as provided in Section 6.1(ix)(b); and the other Regional Bottlers and the Mainstream Bottlers may, if they choose, replace their Directors as provided herein. Each Director elected shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, removal or automatic disqualification.

(viii) The authorized number of Directors and the number of each class of Directors may be increased or decreased by the affirmative vote of Members holding Units equal to the sum of the Units held by CCE and its Affiliates and seventy-five percent (75%) of all other Units if, and only if, at least eighty percent (80%) of the Units held by Members who may vote for the affected class of Director vote in favor of the change (or, if the affected class is the Mainstream Bottler Directors, by eighty percent (80%) of the number of Mainstream Bottlers, regardless of their Unit ownership).

(ix)   Vacancies in Director positions, including those caused by automatic disqualification of a Director under Section 6.7(iii), shall be filled promptly following the occurrence of the vacancy and in any event within 60 days thereof, as follows:

(a)         A National Bottler Director vacancy shall be filled by selection of a new Director by CCE.

(b)        Subject to the remaining provisions of this Section 6.1(ix)(b), a Regional Bottler Director vacancy caused by the removal, resignation, disqualification or death of a Regional Bottler Director shall be filled by selection of a new Director by the Regional Bottler that selected the Director who vacated the office. If that Regional Bottler has become an Affiliate of CCE, a controlled Affiliate of another Regional Bottler or of The Coca-Cola Company, or has ceased to exist, the vacant directorship shall instead be selected by the Member that will become a Regional Bottler under Section 6.1 (vi) (i.e., the largest Member, in terms of Sales Volume, that was previously a Mainstream Bottler).

(c)         A Mainstream Bottler Director vacancy shall be filled by election at a special meeting of the Mainstream Bottlers, or through such other process as is determined by such Mainstream Bottlers, and they shall elect such Director’s successor by majority vote of the Mainstream Bottlers (and not by majority vote of their Units); provided, however, that a Mainstream Bottler that has (I) become a controlled Affiliate of another Member or (II) ceased to exist, shall not be eligible to vote in such election and only the remaining Mainstream Bottlers shall select the successor Director by majority vote of such Members (and not by majority vote of their Units).

(x)    Each Member that becomes an Affiliate of another Member shall give notice thereof to the Company not later than ten (10) days after the closing of the transaction in which the Member became an Affiliate. Each Member that enters into a transaction or adopts a plan under which it will cease to have a legal existence shall give notice thereof to the Company upon entering into such transaction or adopting such plan. The Company shall give notice of each such event as to which it is provided notice to each other Member whose voting rights may be affected hereunder within thirty (30) days after the Company’s receipt of notice of such event. No Director who has become disqualified to serve as a Director for any reason shall be entitled to vote on any matter submitted to a vote of Directors and, in each case where such disqualification has occurred, the Member or class or classes of Members affected by such disqualification shall be entitled to replace the disqualified Director in the manner described herein before any such vote is effected.

Section 6.2     Meetings of the Board. There shall be a minimum of four Board meetings each year. The Board may hold meetings, both regular and special, within or outside the State of Delaware. The first meeting of each newly elected Board shall be held immediately after the annual meeting of Members, if any, and at the same place, and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event there is no annual meeting of the Members or such Board meeting is not held at that time and place, the first meeting of the newly elected Board may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the Directors. At such meeting the newly elected Directors shall elect a Chair who shall preside over that meeting of the Board and all subsequent meetings of the Board and of the Members until the next Chair is elected. The Chair shall be elected by a Director Regular Vote; provided, however, that the holder of the Chair shall be a National Bottler Director at all times that CCE’s Percentage Interest is fifty percent (50%) or greater, and, provided further, the first Chair shall be Norman P. Findley, III. Mr. Findley shall hold a three year term and may continue as Chair if he retires as an employee of CCE during such term. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on three (3) days’ notice to each Director, either personally, by telephone, by mail, by telecopy or by any other means of communication; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two or more of the Directors.

Section 6.3     Quorum and Acts of the Board and of Committees. At all meetings of the Board sixty-six and two-thirds percent (66 2/3%) of the voting power of the Directors, present in person or by proxy, shall constitute a quorum for the transaction of business and, except as otherwise expressly provided in Section 6.10 or any other provision of this Agreement, a Director Regular Vote shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Voting requirements for committees established by the Board, including the Procurement Committee and the Distribution Committee, shall be as established by the Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if the members of the Board or committee, as the case may be, unanimously consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Unless otherwise provided in this Agreement, at every meeting of the Directors at which a Director is entitled to vote, such Director shall be entitled to vote in person or by proxy, but no proxy shall be recognized after three years from its date, unless the proxy provides for a longer period; provided, however, that National Bottler Directors may cast their eight votes (or such lesser number of votes as they then have the authority to cast) at a Board meeting if and only if at least two National Bottler Directors are actually present at the meeting and agree on how the votes shall be cast.

Section 6.4     Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by conference telephone or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 6.5     Committees. The Board shall designate at least two operating committees, the Procurement Committee and the Distribution Committee, the members of which shall be selected by the Board. The Board may, by resolution passed by a Director Regular Vote, designate one or more additional committees. Any such committee may consist of one or more Directors or one or more natural persons who are not Directors; provided, however, that the membership of the Procurement Committee shall always include a broad representation from Members for whom procurement is undertaken by the Company and from employees of The Coca-Cola Company, to the extent that the Company is engaged in substantial procurement activities on behalf of The Coca-Cola Company; and, provided, further, that the membership of the Distribution Committee may, if the Board deems appropriate, also include representation from The Coca-Cola Company.

In selecting the membership of any given committee, the Board shall consider the committee’s function and the extent to which the class membership of any Directors on the committee should reflect the class membership of the Board as a whole. The Board may designate one or more persons as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In no event shall more than one-half of a committee’s votes be held by Directors who are National Bottler Directors.

Any such committee, to the extent expressly provided in a resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, but no such committee shall have the power or authority to take any of the actions described in Section 6.9 or Section 6.10 of this Agreement unless authorized by unanimous vote or written consent of the Board. The powers and authorities of the Procurement and the Distribution Committees, respectively, shall be as determined by the Board from time to time, but shall include providing the Company and the Board with the benefit of the knowledge and insights of Committee members in developing effective plans, strategies and tactics in the functional areas addressed by each Committee. Such committee or committees designated in addition to the Procurement and the Distribution Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 6.6     Expenses. The Directors may be paid their reasonable expenses, if any, of attendance at any meeting of the Board. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement of reasonable expenses for attending committee meetings.

Section 6.7     Removal, Resignation and Automatic Disqualification of Directors.

(i)     Unless otherwise restricted by Law, Directors may be removed, with or without cause, (a) in the case of a National Bottler Director, by CCE; (b) in the case of a Regional Bottler Director, by the Regional Bottler which appointed the Director; and (c) in the case of a Mainstream Bottler Director, by a vote of sixty-six and two-thirds percent (66 2/3%) of the Mainstream Bottlers (with each Member that is a Mainstream Bottler having one vote without regard to the number of Units held by such Member).

(ii)    A Director may resign by written notice signed by the Director resigning and delivered to the Member that selected the Director or the Members that were in the group that elected that Director, the other Directors, and the President. Unless otherwise specified in the notice, the resignation will become effective sixty (60) days after the date the notice was given.

(iii)   A Regional Bottler Director shall be automatically disqualified from office and shall immediately cease to serve as a Director if the Regional Bottler that elected such Director thereafter becomes an Affiliate of CCE, a controlled Affiliate of another Regional Bottler or of The Coca-Cola Company or otherwise ceases to be a Regional Bottler or ceases to exist. A Mainstream Bottler Director shall be automatically disqualified from office and shall immediately cease to serve as a Director if such Director is an employee of a Mainstream Bottler or an Affiliate thereof and after such Director is elected such Mainstream Bottler either ceases to exist or becomes an Affiliate of The Coca-Cola Company, CCE or a Regional Bottler.

Section 6.8     Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with and subject to the terms and limitations of this Agreement shall bind the Company. No Director shall have the authority to bind the Company, to execute contracts or to expend funds unless such action has been authorized by the requisite Director vote.

Section 6.9     Actions Requiring A Director Regular Vote. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not take any of the following actions unless authorized to do so by a Director Regular Vote:

(i)     subject to the provisions of Section 5.1, the sale, exchange or other disposition of any of the assets of the Company in a single transaction or in a series of related transactions, with a fair market value in excess of ten percent (10%) of net asset value, except for sales in the ordinary course of business;

(ii)    the commencement of a voluntary proceeding seeking reorganization or other relief with respect to the Company or any of controlled Affiliate of the Company under any bankruptcy or other similar law or seeking the appointment of a trustee, receiver, custodian or other similar official of the Company or any Affiliate or any substantial part of its property, or the making by the Company or any Affiliate of a general assignment for the benefit of creditors;

(iii)   the declaration or making of any distributions to Members, except distributions of the Tax Amount as set out in Section 9.4 of this Agreement;

(iv)   the entering into of any material contract of any nature with (a) The Coca-Cola Company or (b) any Member or its Affiliates, and, in each case, any material amendment, early termination or renewal thereof;

(v)    the distribution of products outside of the DSD system or the entering into by the Company of any joint venture, partnership, subcontracting, license, sub-license, manufacturing, marketing, distribution or other similar arrangement with any Person and the disposition of the Company’s interest therein, except as contemplated by a business plan or other plan previously approved by the Board with respect to the management of the Company beverage distribution business;

(vi)   the entering into by the Company of any agreement, facility, commitment, guaranty, instrument or other undertaking providing for, or relating to, the incurrence of any indebtedness for borrowed money by the Company, except to the extent specifically authorized in a business plan approved by the Board;

(vii)  the formation, organization or liquidation of any subsidiary of the Company and the appointment of directors of (or persons with comparable authority with respect to) any such subsidiary;

(viii) the issuance, sale, or, except as otherwise specifically contemplated by Section 14.1(ii), repurchase by the Company of any Interest or other equity interest (or option, warrant, conversion or similar right with respect to any equity interest) in or of the Company;

(ix)   the commitment to any material capital expenditure by the Company in any Fiscal Year of the Company, except to the extent specifically authorized in a business plan approved by the Board;

(x)    the adoption or any significant amendment of the Company’s annual and long term business plan and annual operating budget for the Company (or any updates to any of them);

(xi)   the selection and dismissal of Officers and other senior management, the determination of the duties of Officers, and the entering into, amendment or termination of employment contracts with Officers or any other contracts with Directors, Officers, members of senior management, or their respective Affiliates;

(xii)  the appointment or change of the independent auditors of the Company;

(xii)  the acquisition or lease by the Company of any real property, or any sale, lease or sublease of, or similar arrangement affecting, any real property owned or leased by the Company, except to the extent specifically authorized in a business plan approved by the Board;

(xiv) the incurrence or assumption of any material liability or obligation, whether contractually or otherwise, by the Company, except to the extent specifically authorized in a business plan approved by the Board;

(xv)  the making of any political contributions, except to the extent specifically authorized in a business plan approved by the Board;

(xvi) the making of any charitable contributions, except to the extent specifically authorized in a business plan approved by the Board;

(xvii)  (a) any change in accounting principles, methods or practices of the Company other than those necessary to conform with generally accepted accounting principles; (b) any voluntary change in the fiscal year of the Company or any subsidiary; (c) any voluntary change in the taxable year or method of tax accounting for income tax purposes of the Company or any subsidiary; or (d) the conversion by the Company to a different method of taxation as contemplated by Section 11.3;

(xiii) approval of the annual financial statements of the Company and its subsidiaries;

(xix) initiation or settlement of any judicial, administrative or arbitration proceedings involving the Company or any subsidiary, or the payment or settlement of any claim involving the Company or any subsidiary which exceeds two hundred thousand U.S. dollars (US $200,000); and

(xx)  entering into of any contract or other agreement having a term greater than two (2) years or involving a sum greater than ten million U.S. dollars (US $10,000,000) per annum or the equivalent in any other currency, or the modification of any material term of any such contract or agreement, including, without limitation, modifications of payment terms, extensions and cancellations, except to the extent specifically authorized in a business plan approved by the Board.

Section 6.10     Actions Requiring A Director Extraordinary Vote. Notwithstanding any other provision of this Agreement to the contrary, the Company shall not take any of the following actions unless authorized to do so by a Director Extraordinary Vote:

(i)     Undertake any new business activities beyond those specified in Section 3.3, or terminate the functions of either the Distribution Division or the Procurement Division.

(ii)    Any action requiring a Director Extraordinary Vote as provided in Sections 3.3(ii)(c), 3.5 or 12.8(i).

(iii)   Restrict payment of a Tax Distribution under Section 9.4.

(iv)   Determine the “Fair V!alue” of a Member’s Units under the valuation procedures applicable under Section 14.1(ii) when a Member becomes Affiliated with The Coca-Cola Company, unless that determination is effected by mutual agreement with the Member in question.

(v)    Subject to Section 5.1, dissolve the Company pursuant to Section 15.2(i).

(vi)   Impose a sanction reasonably determined to be appropriate by the Board on a Member for violating its commercial obligations hereunder regarding the Procurement Division or the Distribution Division. Sanctions could include, without limitation, loss of right to participate, in whole or in part, in future profits of one or more products or services, loss of right to participate, in whole or in part, in one or more of the divisions, businesses or services of the Company or, subject to Section 5.1, removal from membership in the Company. Sanctions will not be implemented under this Section 6.10(vi) unless the Company gives the Member notice of the violations and a reasonable period of time as determined by the Board in which to cure the violations, which period of time shall be not less than 30 days after the date the notice is given.

(vii)  Subject to Section 5.1, remove any Member from membership in the Company. In voting to remove a Member under this clause (vii), the Directors shall be guided by whether, in their judgment, the Member has engaged in activity that has had, or is expected to have, a negative impact on the Company, the development of its goals, or its operations. All the Units of any Member who is so removed shall be sold by the Member and purchased by the Company in accordance with Section 14.1(ii). The removal of a Member will not affect the Member’s procurement contracts with the Company in effect as of the date of the removal. A Member will not be removed under this Section 6.10(vii) unless the Company gives the Member notice of the activity and a reasonable period of time as determined by the Board in which to modify its conduct, which period of time shall be not less than 30 days after the date the notice is given.

ARTICLE VII

OFFICERS

Section 7.1     Officers. The Board may select, as provided in Section 6.9, natural persons who are agents or employees of the Company to be designated as officers of the Company (“Officers”), with such titles as the Board shall determine. Any number of offices may be held by the same person, except that the offices of President, Secretary and Treasurer shall be held by different persons. The Board at its first meeting after each meeting of Members at which Directors are selected shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, as provided in Section 6.9, from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner recommended by the President and prescribed by the Board. The Officers shall hold office until their successors are chosen and qualify. Any Officer may be removed at any time by a Director Regular Vote with or without cause and any vacancy occurring in any office of the Company may be filled by a like vote.

Section 7.2     The Chairman of the Board. The Chairman of the Board shall serve as the chair of all meetings of the Board and of any committees of the Company upon which he or she may serve and shall have such other duties and responsibilities as the Board may from time to time determine. The Chairman of the Board shall be a Director but need not otherwise be an agent or employee of the Company.

Section 7.3     The President. The President shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute bonds, mortgages and other contracts, except where required or permitted by Law to be otherwise signed and executed and except where signing and execution thereof shall be otherwise authorized or delegated or except as otherwise permitted in Section 7.4.

Section 7.4     The Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the

President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 7.5     The Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision the Secretary shall be.

Section 7.6     The Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company.

Section 7.7     Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

Section 7.8     Duties of Directors and Officers. Each Director and Officer shall have the fiduciary duties of loyalty and care similar to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware and shall owe such duties to the Company and to all of its Members.

ARTICLE VIII

ALLOCATIONS

Section 8.1     Profits and Losses.

(i)     Subject to the allocation rules of Section 8.2, Profits for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

(ii)    Subject to the allocation rules of Section 8.2, Losses for any Fiscal Year shall be allocated among the Members in proportion to their Percentage Interests.

Section 8.2     Allocation Rules.

(i)     For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by a Director Regular Vote using any method that is permissible under § 706 of the Code and the Treasury Regulations thereunder.

(ii)    Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

(iii)   To the extent that the taxing authorities recharacterize as a distribution an amount initially treated by the Company as a payment made to a Member other than in its capacity as a Member, a guaranteed payment under section 707(c) of the Code or some other form of payment deductible to the Company, then the allocation of Profits and Losses shall be adjusted such that an amount equal to the amount so recharacterized is allocated to the recipient Member as an item of income or gain.

(iv)   The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

(v)    The Members intend that the allocation provisions set forth in this Agreement shall comply with Section 704(b) of the Code and the Treasury Regulations issued thereunder and the provisions are to be interpreted in a manner consistent with those Treasury Regulations.

Section 8.3     Tax Allocations.

(i)     Section 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value.

(ii)    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining capital accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be allocated to the Members in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

Section 8.4     Section 754 Election. Upon written request of any Member, the Tax Matters Partner shall make an election pursuant to section 754 of the Code to adjust the basis of the Company’s property in the manner permitted by sections 734(b) and 743(b) of the Code. Subject to a Director Regular Vote, the Tax Matters Partner may revoke such an election.

ARTICLE IX

DISTRIBUTIONS

Section 9.1     Net Cash Flow. Except as otherwise provided in Article XV hereof (relating to the dissolution of the Company), any distribution of the Net Cash Flow during any Fiscal Year shall be made to the Members in proportion to their Percentage Interests.

Section 9.2     Distribution Rules. Except as provided in Section 9.4, all distributions pursuant to Section 9.1 shall be discretionary and shall be authorized, if at all, by the Board at such times and in such amounts as shall be determined by the Board pursuant to Section 6.9.

Section 9.3     Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Board on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable Law.

Section 9.4     Distribution of the Tax Amount. At any time the Company is treated for federal income tax purposes as a partnership, then, subject to any limitation imposed by the Delaware Act or other applicable law, absent a Director Extraordinary Vote to the effect that it is in the best interests of the Company not to make such a distribution, the Company shall distribute with respect to each of its taxable years the “Tax Amount” to the Members in accordance with their respective Percentage Interests. The Tax Amount for a taxable year shall be determined by multiplying an amount equal to the Company’s taxable income (as defined below) for such year by a percentage that is equal to the sum of: (i) the highest state tax rate applicable to any Member for the year, and (ii) the highest federal individual or corporate income tax rate for that year reduced by the product of such highest federal rate and the state tax rate determined under clause (i). As used herein, taxable income shall mean the Company’s taxable income as determined for federal income tax purposes under Section 703 of the Code, disregarding the provisions of Section 703(a)(1). To the extent feasible, the Company shall make partial distributions of the Tax Amount for a taxable year, based on its best estimates from the information available to it at the time of the distribution, sufficiently prior to estimated tax payment dates for that year to permit the Members conveniently to pay their estimated taxes on their share of the Company’s income. On or before March 10 of the year following the year as to which the Tax Amount relates the Company shall make such additional distributions, if any, which, when added to prior partial distributions of the Tax Amount for that year, equals the Company’s good faith estimate of the Tax Amount based on the information available to it at that time from its regularly employed accountant or accounting firm. Not later than the time the Company’s federal income tax return for the year to which the Tax Amount relates is filed, the Company shall distribute an amount, if any, equal to the difference between the Tax Amount as calculated on the basis of the information on such return and the partial distributions of that Tax Amount previously made. If at the time of the filing of such return the Company determines it has distributed more than the Tax Amount for the year to which the Tax Amount relates, the excess shall be treated as a partial distribution of the Tax Amount for the next following taxable year.

ARTICLE X

BOOKS AND RECORDS

Section 10.1     Books, Records and Financial Statements.

(i)     At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and, subject to the confidentiality provisions of this Agreement, shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member’s interest in the Company.

(ii)    The Company, and the Board on behalf of the Company, shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The Company, and the Board on behalf of the Company, shall prepare and file, or cause to be prepared and filed, all applicable federal and state tax returns.

Section 10.2     Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner in accordance with generally accepted accounting principles and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

Section 10.3     Financial Statements. The Officers shall cause to be prepared and promptly delivered to the Members (a) unaudited quarterly financial statements of the Company (reviewed by the independent certified public accountant for the Company) within twenty-five (25) days immediately following the end of each fiscal quarter of the Company and (b) audited annual financial statements of the Company within fifty (50) days immediately following the end of each fiscal year of the Company. Upon the request of one or more Members to enable the Members to comply with regulatory reporting requirements, the Board shall adjust the foregoing time periods if practical, with the incremental costs associated therewith to be allocated as the Board determines.

ARTICLE XI

TAX MATTERS

Section 11.1     Tax Matters Partner.

(i)     CCE is hereby designated as “Tax Matters Partner” of the Company for purposes of § 6231(a)(7) of the Code. The Board may from time to time by a Director Regular Vote require that the Tax Matters Partner submit to the Board for prior approval such actions as may be designated by the Board.

(ii)    The Tax Matters Partner shall provide to each Member copies of all notices or other information specified in and in accordance with Treasury Regulation §301.6223(g)-1.

Section 11.2     Taxation as Partnership. The Company shall be treated as a partnership for U.S. federal income tax purposes.

Section 11.3     Potential Conversion to Taxable Corporation Status. The Company shall review and consider from time to time whether it should elect to be taxed as a corporation under Subchapter C of the Code, given the types of assets it holds, the income it produces, the impact of its income on the Members, the indemnity costs incurred under Section 12.7, and the tax consequences of such an election.

ARTICLE XII

LIABILITY, EXCULPATION, INDEMNIFICATION

AND OTHER BUSINESSES AND BUSINESS OPPORTUNITIES

Section 12.1     Liability. Except as otherwise expressly required by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Officer or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Officer or Director.

Section 12.2     Exculpation.

(i)     No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by or pursuant to this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(ii)    A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 12.3     Fiduciary Duty.  To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, Officer or Director, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member or Manager for its good faith reliance on the provisions of this Agreement.

Section 12.4     Indemnification of a Covered Person. To the fullest extent permitted by applicable Law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 12.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability with respect to such indemnity.

Section 12.5     Expenses of a Covered Person. To the fullest extent permitted by applicable law, reasonable expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time upon approval of the Board, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking, satisfactory to the Board, by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 12.4.

Section 12.6     Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Board shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Board shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Board shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 12.5 and containing such other procedures regarding indemnification as are appropriate.

Section 12.7     Indemnification of Certain State Tax Return Preparation and Audit Expenses. The Company shall indemnify each Member against: (a) the reasonable costs and expenses incurred, including but not limited to professional fees incurred, by the Member for state tax return preparation and the filing of such return or returns in one or more states of the United States in which the Member would not be required to file such return or returns if the Member were not a Member of the Company; and (b) the reasonable costs and expenses incurred, including but not limited to professional fees incurred, associated with any audit of any such return (or any audit asserting the Member is required to file such a return), conducted by any such state’s revenue authorities; provided, however, that in no event shall the Company be obligated under this provision to reimburse a Member for any tax, interest or penalty incurred by the Member in such state or states. The Member seeking indemnification of any such costs or expenses shall submit to the Company a written statement signed by the Member’s chief financial officer and its outside accountants certifying that to the best of their knowledge and belief the Member would not be required to file the return at issue in the state or states involved if it were not a Member of the Company and itemizing the expenses incurred. The Company shall, within 30 days after receipt of the foregoing statement, pay or reimburse the Member for all such expenses to which the Company does not object and shall list in a written notice to the Member its objections to any of the expenses that it does not pay or reimburse. If the Member and the Company can not resolve any dispute as to whether a cost or expense is to be reimbursed or the amount to be reimbursed within 60 days after the Company delivers its notice containing its objections, the matter shall be eligible for arbitration under Section 16.3 at the request of the Member or the Company. Any payment made by the Company under this Section 12.7 shall be considered an expense of the Company (and not a distribution) and shall be accounted for as such. Any indemnity under this Section 12.7 shall be provided out of and to the extent of the Company assets only, and no Member or Affiliate of a Member shall have any personal liability with respect to such indemnity.

Section 12.8     Business Activity That Does Not Compete with the Company and Business Opportunities.

(i)     In the event the Company distributes or arranges for the distribution of one or more products (each, a “Company distributed product”) as contemplated by Section 3.3, then, subject to any contractual arrangements a Member entered into prior to the date the Company commenced distributing or arranging for the distribution of the Company distributed product (including test marketing of the Company distributed product), for so long as such test marketing continues or distribution continues, the Member shall not distribute within the United States a product that is in the same product category as the Company distributed product. A Member may extend a prior contractual arrangement and will not be in violation of the limitations imposed by this Section 12.8(i). The determination of whether a product is in the same product category as a Company distributed product shall be made by a Director Regular Vote and such determination shall be final and binding on the Company and the Members. The limitation imposed by this Section 12.8(i) (a) may be waived as to a specific product and as to a specific Member by a Director Extraordinary Vote; and (b) will be deemed to have been so waived but only if the Member (1) gives the Company not less than 60 days’ prior notice of the Member’s intent to distribute a particular product before commencing distribution, (2) agrees that its distribution will be through its DSD system only, (3) agrees that its distribution will be limited to its Territory only, and (4) provides to the Board during such 60 day period of time such information as the Board or any Officer reasonably requests in order to review the request, unless the Board, by a Director Extraordinary Vote, determines in good faith within such 60 day period that the waiver of the restriction for that product distribution should not be granted. No waiver granted under clause (a) or clause (b) of the preceding sentence will restrict in any way the right of the Company to distribute the Company distributed product which may compete with the Member’s product in the Member’s Territory through a non-DSD method of distribution.

(ii)    No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company or to any other Member or Affiliate thereof even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

ARTICLE XIII

ADDITIONAL MEMBERS

Section 13.1     Admission. The Company is authorized to admit any Coca-Cola Bottler which does not become an initial Member pursuant to Section 2.1(ii) as an additional member of the Company (each, an “Additional Member” and collectively, the “Additional Members”) upon a Director Regular Vote on such terms and conditions as the Board shall specify in such vote. Each such Coca-Cola Bottler shall be admitted as an Additional Member at the time such Coca-Cola Bottler (i) satisfies any terms or conditions imposed by the aforesaid vote of the Board; and (ii) executes this Agreement or a counterpart of this Agreement; provided, that absent extraordinary circumstances as determined by the Board, Additional Members will be admitted only as of the first day of a fiscal year or quarter of the Company during 2003 and only as of the first day of each fiscal year thereafter. The legal fees and expenses of the Company associated with such admission shall be borne by the Company.

Section 13.2     Allocations. Additional Members shall not be entitled to any retroactive allocation of the Company’s income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of § 706(d) of the Code, Additional Members shall be entitled to their respective share of the Company’s income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the admission of any Additional Members to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with § 706(d) of the Code and Treasury Regulations promulgated thereunder, the Company’s books may be closed at the time Additional Members are admitted (as though the Company’s tax year had ended) or the Company may credit to the Additional Members pro rata allocations of the Company’s income, gains, losses, deductions, credits and items for that portion of the Company’s Fiscal Year after the effective date of the admission of the Additional Members.

ARTICLE XIV

TRANSFER OF INTERESTS AND SUBSTITUTE MEMBERS

Section 14.1     Transfers of Interests.

(i)     Transfer with Franchise and Within Controlled Group. A Member shall transfer to any Person who acquires from such Member by purchase, exchange, contract, or otherwise control (as described in the definition of Affiliate) of, all or any portion of such Member’s Territory a proportionate share of such Member’s Units. The determination by the President of the Company as to the number of Units to be so transferred shall be consistent with the method used to initially determine such Member’s Allocated Interest, but shall otherwise be final and binding on the parties. Upon an affirmative Director Regular Vote, a Member may: (a) transfer all or any portion of such Member’s Units to an entity that both (i) holds a Coca-Cola franchise and (ii) is a member of the same affiliated group within the meaning of section 1504 of the Code as the Member or is owned wholly by one or more members of such affiliated group, and (b) cause any such entity described in (a) to transfer all or any portion of such Units back to the transferring Member or to any other entity described in (a).

(ii)    Transfer Under Section 5.4 or 6.10. All of a Member’s Units shall be purchased by the Company and cancelled if the Member’s Units are to be purchased by the Company under either Section 5.4 or 6.10. Upon such purchase, the Company shall pay the Member the applicable purchase price of the Member’s Units determined as provided herein and shall close the purchase as hereinafter provided.

(a)         Return of Capital—Resignations. If a Member resigns under clause (i) of the first sentence of Section 5.4, the purchase price for the Member’s Units shall be the lesser of the amount paid by the Member as its Capital Contribution, without interest, or the positive amount of its Capital Account as of the effective date of the resignation. The Treasurer shall certify the amount of the purchase price based upon the foregoing and the books and records of the Company, which certification shall be, absent manifest error, final and binding on the parties hereto, not subject to any appeal.

(b)        Appraisal Value—Removals. If a Member is removed from membership pursuant to Section 6.10, the purchase price for the Member’s Units shall be the Appraisal Value of the Member’s Units. For these purposes, the “Appraisal Value” of a Member’s Units shall mean the product of (I) the amount in U.S. dollars that the Members would receive upon a sale of all of the Units of the Company in an arms’ length transaction between a willing buyer and a willing seller, determined within sixty (60) days following the event giving rise to the purchase obligation; and (II) the Percentage Interest in the Company represented by the Units as to which the Appraisal Value is to be determined. The Appraisal

Value shall be mutually agreed upon by the Member and the Company or, if the Member and the Company are unable to agree within sixty (60) days following the event giving rise to the purchase obligation, the Appraisal Value shall instead be determined by an investment banking firm or other designated valuation expert of recognized national standing jointly selected by the Member and the Company. If the Member and the Company are unable to agree on an investment banking firm or other valuation expert within the sixty (60) day period, they shall each promptly designate an investment banking firm or valuation expert and those two shall, in good faith, select a third investment banking firm or valuation expert within 15 days of their designation. In the event that the Member should fail to designate an investment banking firm or valuation expert for this purpose within ten (10) days after the expiration of the sixty (60) day period, the Company shall be entitled, in its sole discretion, to designate a single national or international investment banking firm for purposes of determining the Appraisal Value hereunder. In either case, the investment banking firm or valuation expert so selected shall prepare an appraisal setting forth its determination of the Appraisal Value, which determination shall be final and binding on the Member and the Company. The cost of any such investment banking firms or valuation experts shall be borne equally by the Member and the Company. The Member and the Company shall cooperate fully in selecting investment bankers or other experts and shall cooperate fully in the determination of the Appraisal Value by such persons. The investment banking firm or valuation expert so retained to deliver its written opinion as to the Appraisal Value shall be instructed to deliver such opinion to the Member and Company within thirty (30) days following the selection of such investment banking firm or valuation expert. In determining Appraisal Value, no premiums for control nor discounts for lack of control or lack of marketability shall be applied, and there shall be no requirement that the assets and the Company be separately valued by third party appraisers or that a special audit of the books and records of the Company be performed.. The Appraisal Value as mutually agreed upon by the Member and the Company, or as set forth in the written opinion of the investment banker or valuation expert, shall be referred to herein as the “Value Opinion,” and shall be final and binding on the parties hereto, not subject to appeal.

(c)         Fair Value—Certain Affiliations. If a Member is disqualified from membership because it becomes affiliated with The Coca-Cola Company, the purchase price for the Member’s Units shall be the Fair Value of the Units. For these purposes, the “Fair Value” shall mean the fair market value of the Member’s Units. The Company and the Member shall mutually agree upon the Fair Value of the Units or if they are unable to agree within sixty (60) days following the event giving rise to the purchase obligation, the Fair Value shall instead be determined by a Director Extraordinary Vote. The Fair Value as so determined shall be final and binding on the parties hereto, not subject to appeal.

(d)        Closing of Purchase. The closing of any purchase and sale of a Member’s Units pursuant to this Section 14.1(ii) shall be held at such time and place as may be designated by the Company, but in any event within thirty (30) days after the amount of the purchase price is determined. At any such closing, the Member required to sell its Units (the “Selling Member”) shall transfer to the Company any certificates or documents evidencing the Units being purchased, duly endorsed for transfer, together with such assignments or instruments reasonably required by counsel for the Company to consummate such a purchase and (ii) the Company shall pay the purchase price in cash. In addition, at the closing of such purchase and sale, the Selling Member shall deliver to the Company an executed, written representation, in form and substance reasonably satisfactory to legal counsel for the Company, that the Selling Member owns the Units being transferred free and clear of all liens and encumbrances and that upon delivery of such Units to the Company, the Company shall be vested with all of the Selling Member’s right, title and interest in such Units, and the Company shall deliver to the Selling Member such investment representations as may be reasonably necessary and requested for securities law purposes.

(iii)   No Other Transfer. A Member shall not transfer or assign any or all of its Units other than as required or permitted under part (i) or (ii) of this Section 14.1.

Section 14.2     Substitute Members. When a Member transfers any part of its Units in the Company to the Person who acquires from such Member control of any portion of the Member’s Territory, such transfer shall entitle the transferee to become a Substitute Member. Upon the transferee’s execution of an instrument reasonably satisfactory to the President of the Company accepting and agreeing to the terms and conditions of this Agreement, including a counterpart of this Agreement, and upon paying to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such transferee’s admission as a Substitute Member, such transferee shall become a Substitute Member. In the event of a dispute as to whether a transaction, event or other circumstance entitles a Person to qualify as a Substitute Member, such dispute shall be resolved by a Director Regular Vote, subject to disqualification of any Board member(s) representing a Bottler that has a material interest in the dispute. Such transferee shall be admitted to the Company effective immediately prior to the effective date of the transfer and, immediately following such admission, if the transferring Member has transferred all of its Interest and Units it shall cease to be a member of the Company. Until approved as a Substitute Member, such transferee shall not be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive the distributions to which the transferring Member would be entitled, if any, the right to participate in the Company’s procurement function as provided herein and the right to participate in any Company distributed product program to the extent the transferring Member was so entitled.

Section 14.3     Recognition of Transfer by Company. No transfer, or any part thereof, that is in violation of this Article XIV shall be valid or effective, and neither the Company nor the Board shall recognize the same for the purpose of making distributions of Net Cash Flow pursuant to Section 9.1 with respect to such Interest or part thereof. Neither the Company nor the Board shall incur any liability as a result of refusing to make any such distributions to the transferee of any such invalid transfer.

Section 14.4     Effective Date of Transfer. Any valid transfer of a Member’s Interest pursuant to the provisions of Section 14.1 shall be effective as of the close of business on the last day of the calendar month in which such transfer occurs. The Company shall, from the effective date of such transfer, thereafter pay all further distributions on account of the Interest so transferred to the transferee of such Interest. As between any Member and its transferee, Profits and Losses for the Fiscal Year of the Company in which such transfer occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under §706(d) of the Code and selected by the Treasurer.

Section 14.5     Pledge. No Member may pledge or otherwise encumber the whole or any part of its Units without the prior written consent of the Board, which consent may be given or withheld in the sole and absolute discretion of the Board.

ARTICLE XV

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 15.1     No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

Section 15.2     Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up only upon the occurrence of any of the following events:

(i)     the affirmative vote of (a) a Director Extraordinary Vote and (b) the Members pursuant to Section 5.1;

(ii)    at any time that there are no Members of the Company, including as a result of the failure of the conditions set forth in Section 2.1, unless the Company is continued in accordance with the Delaware Act;

(iii)   at any time, should The Coca-Cola Company acquire control of CCE (control being defined as owning more than fifty percent (50%) of CCE’s voting shares), upon the affirmative vote of a majority of the Regional Bottler Directors and the Mainstream Bottler Directors; or

(iv)   the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Section 15.3     Liquidation. Upon dissolution of the Company, the Board shall carry out the winding up of the Company and shall immediately commence to wind up the Company’s affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. The proceeds of liquidation shall be distributed in the following order and priority:

(i)     to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and

(ii)    to the Members in accordance with their relative positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 15.4     Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XV and the Certificate shall have been canceled in the manner required by the Delaware Act.

Section 15.5     Claims of the Members. The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE XVI

MISCELLANEOUS

Section 16.1     Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered by hand delivery, mailed via an overnight courier service, telecopied or mailed by registered or certified mail, as follows:

(i)     if given to the Company at its address and telecopy number as shall be notified to the Directors and Members;

(ii)    if given to a Director, at such Director’s mailing address or telecopy number as provided to the Company; or

(iii)   if given to any Member at the address or telecopy number set forth in the Schedule described in Section 2.1(iv) or on its signature page hereto, or at such other address or telecopy number as such Member may hereafter designate by written notice to the Company.

A notice shall be deemed given on the date delivered if delivered in person, on the date of telephonic confirmation of receipt if sent by telecopier, or on the date mailed or delivered to the courier service if mailed first class mail (with postage prepaid) or delivered to an overnight courier service (with the fee prepaid), and shall be deemed received on the date of personal delivery if delivered in person, on the date of telephonic confirmation of receipt if telecopied, on the tenth business day after having been mailed by certified or registered mail if so mailed, and on the second business day after having been sent by overnight courier if so couriered.

Such notice shall be given at such other address as a party to this Agreement may furnish to another party to this Agreement pursuant to the foregoing.

Section 16.2     Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

Section 16.3     Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

Section 16.4     Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

Section 16.5     Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to “Articles,” “Sections” and “Paragraphs” shall refer to corresponding provisions of this Agreement. While this Agreement is to be interpreted to the extent feasible in a manner consistent with the statement of principles attached as Exhibit A, to the extent the terms of this Agreement and the terms of the statement of principles are inconsistent, the terms of this Agreement shall control.

Section 16.6     Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 16.7     Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 16.8     Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.9     Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

Section 16.10   Amendments.

(i)     Except as otherwise provided in this Section 16.10, an amendment to this Agreement shall be adopted and effective only if in writing and executed by the holders of not less than ninety five percent (95%) of the outstanding Units of all the Members; provided that the Members so adopting the amendment shall include not less than a majority of the number of Mainstream Bottlers (without regard to the number of Units held by such Members); and provided further that no amendment shall adversely affect the interests of a Member who does not join in its adoption unless such amendment will have the same effect on the interests of similarly situated Members who do join in its adoption.

(ii)    An amendment to this Agreement may be adopted by a Director Extraordinary Vote if such amendment would cause only the restructuring or reorganization of the Company in a manner that the Board specifically determines in such vote, is: (a) consistent with the economic and operational consequences of this Agreement and the governance structure under this Agreement, (b) will substantially enhance the efficient achievement of the Company’s goals with respect to either of the businesses described in Section 3.3 or any new business activity approved as provided in Section 6.10 (i) while not materially reducing the Company’s ability to achieve, or making it materially more costly for the Company to achieve, its objectives as to any of its other then existing lines of business, (c) does not cause a greater than de minimis disadvantage to the Company as compared to the consequences to the Company under the structure created by this Agreement; and (d) does not cause a greater than de minimis disadvantage to any Member as compared to the consequences to the Member under this Agreement, except to the extent such Member knowingly waives such disadvantages. The Board vote on the proposed restructuring or reorganization shall be taken only after the Board has received a detailed analysis of the proposal in light of these factors prepared by one or more Officers or Committees as the Board shall commission to examine the proposal.

Section 16.11     No Implied Rights or Remedies. Nothing expressed or implied shall be construed to confer upon any Person, except the Company and its Members, Officers and Directors, any rights or remedies under or by reason of this Agreement.

Section 16.12     Confidentiality.

(i)     The Members acknowledge that each of them may be required to disclose Confidential Information (as defined in Section 16.12 (v)) to governmental agencies or authorities by Law, upon the advice of counsel, and each shall endeavor to limit disclosure to that purpose. Each Member will give the Company prior written notice of any disclosure pursuant to this paragraph, which notice shall specify the substance of any such disclosure.

(ii)    The Company and each Member will take appropriate steps to enable the Company and other Members to identify information which should be protected as Confidential Information.

(iii)   Each party receiving Confidential Information (the “Receiving Party”) recognizes and acknowledges that the restrictions imposed upon the parties under this

Agreement are necessary to protect the secrecy of Confidential Information and to prevent the occurrence of injury and harm.

(iv)   Each Receiving Party, whether the Company or a Member, agrees that it will not, without the prior written consent of the party from whom such Confidential Information was obtained (the “Disclosing Party”), disclose, divulge or permit any unauthorized person to obtain any Confidential Information disclosed by the Disclosing Party. The Receiving Party hereby agrees to indemnify and hold harmless the Disclosing Party from and against any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses) arising from any such unauthorized disclosure by the Receiving Party or its personnel. The Receiving Party agrees that it will use any Confidential Information disclosed by the Disclosing Party hereunder (whether or not such Confidential Information is in written or tangible form) only for purposes of the business of the Company and its subsidiaries as contemplated by this Agreement.

(v)    As used in this Agreement, the term “Confidential Information” shall mean information, including trade secrets, technical or non-technical data, a formula, pattern, strategy, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or partners, which (a) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts which are reasonable under the circumstances to maintain its secrecy, or (c) is specifically known to be or identified as confidential information. “Confidential Information” shall not include any information (w) which is or becomes generally known to the public through no fault of the Receiving Party, (x) which is received without restriction from a third party not bound by any duty of confidentiality with respect to such Confidential Information, (y) which the Receiving Party subsequently developed through its own efforts which can be documented as having been developed without the use of any Confidential Information, or (z) which is required to be disclosed by applicable Law, except to the extent eligible for special treatment under an appropriate protective order or otherwise.

Section 16.13   Arbitration. In the event of a dispute between a Member and the Company or between Members regarding the construction of this Agreement or the rights and obligations of the Company and the Members hereunder or the performance of those obligations, either party may initiate arbitration by giving written notice to the other party of its demand to arbitrate the issue and designating one arbitrator. The other party shall select an arbitrator within ten (10) days of delivery of the notice. Those two arbitrators shall then select within ten (10) days a third arbitrator. The governing law for the arbitration shall be the substantive law of the State of Delaware. The arbitration shall be held in Atlanta, Georgia, or such other place in the United States as may be specified by the arbitration panel (or in any other place as may be agreed upon by the parties to the arbitration proceeding) and shall be conducted in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association to the extent not inconsistent with this Agreement. The decision of the Arbitration Panel shall be rendered no later than forty-five (45) days after the date on which the parties agree to arbitration.

The decision of the Arbitration Panel shall be final and binding as to any matters submitted to arbitration; provided, however, that if necessary such decision may be enforced by any party to the arbitration in any court of record having jurisdiction over the subject matter or over any of the parties. The determination of which party or combination of parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be determined by the Arbitration Panel. For the avoidance of doubt, business disagreements, such as whether the Company should adopt a certain course of action or the appropriate sanction to be imposed by the Company under Section 6.10(vi), are not eligible for arbitration, it being the intention of the parties that the all such disagreements be resolved and such sanctions be finally determined by the applicable action taken by the Board.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

Exhibit A	—	Statement of Principles
Exhibit B	—	List of Coca-Cola Bottlers
Exhibit C	—	Coca-Cola Products Currently Distributed
Exhibit D	—	Initial National Bottler Directors, Regional Bottler Directors and Mainstream Bottler Directors; Identification of initial Regional Bottlers

COCA-COLA BOTTLERS’ SALES & SERVICES COMPANY LLC
By:

Name:
Title:

[Signature pages of Members follow]

Member Signature Page to Limited Liability Company Operating Agreement of
Coca-Cola Bottlers’ Sales & Services Company LLC dated as of January 1, 2003

By executing this Agreement, Member represents and warrants to, and agrees with, the Company as follows:

1. This Agreement has been duly and validly authorized, executed and delivered on behalf of Member and is a valid and binding agreement of Member enforceable in accordance with its terms. Member or its affiliates is a Coca-Cola Bottler, as defined herein.

2. Units will be acquired solely for Member’s own account for investment purposes only, and not with a view to or for resale or distribution. Member understands that Units have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any State’s securities laws (the “Blue Sky Laws”) in reliance in part on the representations of Member contained herein. Member will not sell, transfer or otherwise dispose of Units unless such sale, transfer or disposition is subsequently registered under the Securities Act and the Blue Sky Laws, or unless the Company, with the advice of its legal counsel, determines that exemption(s) from such registration are available under the Securities Act and the Blue Sky Laws. No federal or state agency or securities exchange has recommended or endorsed the purchase of Units. Member acknowledges that Units must be transferred under this Agreement to the acquirer of all or a portion of Member’s or its Affiliates’ Territory and to the Company under certain circumstances, and may not otherwise be sold, transferred, pledged or otherwise assigned.

3. Member is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act because Member qualifies under clause(s) v below: (i) A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000 at the time of purchase; (ii) A natural person whose individual income (not including that of his or her spouse) was in excess of $200,000 in 2000 and 2001, or joint income with his or her spouse was in excess of $300,000 in each of those years, and who reasonably expects the same income level in 2002; or (iii) An organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or partnership or limited liability company, not formed for the specific purpose of acquiring Units, with total assets in excess of $5,000,000; (iv) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Units, whose purchase is directed by a person who, either alone or together with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment; or (v) An entity (other than an irrevocable trust) in which all of the equity owners are accredited investors. (If Clause (v) is selected, all equity holders of Member must execute the attached Equity Holders Certification.)

4. Until written notice of a new address is given by Member, the following is the address and telecopy number for all notices to be given to Member under this Agreement: 4100 Coca-Cola Plaza, Charlotte, N.C. 28211-3481. Telecopy No.: 704-557-4455.

Date:	December 11	, 2002
CONSOLIDATED BEVERAGE CO., a Delaware corporation and wholly-owned subsidiary and Affiliate of Coca-Cola Bottling Co. Consolidate

BY:

PRINT NAME:	WILLIAM B. ELMORE, PRESIDENT

TITLE:

NOTE: FILL IN BLANK IN PARAGRAPH 3 WITH APPLICABLE REFERENCE; COMPLETE ALL REQUESTED INFORMATION IN PARAGRAPH 4; AND COMPLETE REQUESTED INFORMATION IN SIGNATURE BLOCK.

Equity Holders Certification of Accredited Investor Status

If Clause (v) of Section 3 is initialed above for a Member, all equity holders of that Member should please complete the following: The undersigned, being all of the equity owners of Consolidated Beverage Co. represent and warrant to the Company that each undersigned is an “accredited investor” because the undersigned satisfies clause(s) V of Section 3 above.

Coca-Cola Bottling Co. Consolidated

Signature

William B. Elmore, President and Chief Operating
Officer of Coca-Cola Bottling Co. Consolidated

Print Name

Date:	December 11,	, 2002

Signature

Print Name

Date:	, 2002

Signature

Print Name

Date:	, 2002

[ATTACH ADDITIONAL PAGES AS NECESSARY]

EXHIBIT A

STATEMENT OF PRINCIPLES

NEWCO:

I.         PREAMBLE

•         NEWCO’s constitution would be to form an improved Coca-Cola Bottler System in the USA. NEWCO would strive to establish a more efficient franchise system, reduce costs, be innovative and provide speed to market, plan for reduced capital investment, provide enhanced services to Bottlers and customers and grow a close mutually beneficial relationship with TCCC. NEWCO would strive to develop and manage a profitable alternative routes to market business, while simultaneously enhancing, rather than detracting from the value of each Bottler’s existing business.

II.        GENERAL:

•         NEWCO is to be organized as a new, separate legal entity. If feasible it would be organized as a Delaware limited liability company and a passthrough entity for tax purposes.

•         Existence to be perpetual but subject to an exit/termination strategy on a vote of its members.

•         All USA Bottlers to be invited and encouraged to join NEWCO. Only a de minimus membership fee will be required to participate in the procurement services and alternative route to market function of NEWCO. However, costs of administration will be allocated to members. Members will be asked to sign a membership agreement, but that agreement will cover only NEWCO governance matters and will not contain any conditions that will require members to give up any existing rights or modify their existing business in any way, except that member will be asked to agree to restrictions on their ability to compete with NEWCO in the product categories pursued by NEWCO.

•         Bottler members will be asked to participate in and support all of NEWCO’s initial functions, i.e., procurement, management of new products and alternative routes of distribution, and customer management of NEWCO’s products. Such participation would be voluntary and would not be a contractual condition of membership.

•         A Bottler member would not be able to transfer its membership or ownership interest unless it were selling its USA Coca-Cola bottling business. The bottler’s Coca-Cola franchise and the bottler’s NEWCO membership interest are intended to be tied together.

•         NEWCO would maintain a close working relationship with The Coca-Cola Company with the objectives of maximizing System efficiencies and brand growth.

•         NEWCO will not own trademarks. TCCC will be the trademark owner of NEWCO’s products.

•         Equity in NEWCO would be divided among USA Bottler members on the basis of an arithmetic average of total volume of Coca-Cola products and population in Coca-Cola exclusive territories during the most recent available year (2001, if 2002 data is not available at the inception).

•         NEWCO’s Board could have 16 members:

CCE – 50% of members and total vote. A CCE director could have a proxy for all eight of CCE’s votes.

Second through seventh largest bottlers – 1 seat and vote each.

Mainstream bottlers to have two seats and two votes.

1.         Actions of the Board generally will require approval by two-thirds (11 votes) of the Board, except that selected matters, such as expansion into new businesses or liquidation, will require an 80% vote.

•         Committees elected by the Board to be established and responsible for NEWCO’s major functions, e.g., procurement, management of alternative distribution systems, etc.; under appropriate circumstances, Board committees may include non-Board members (e.g., CCF representative for procurement of HFCS, TCCC representative on routes to market, etc.)

•         After an initial transition period in which NEWCO would be staffed with employees loaned from TCCC, CCE and CCBA, NEWCO will design, develop and fund its own employee benefit programs. Because a substantial portion of NEWCO’S initial staff will come from CCE, NEWCO will seek to duplicate CCE’s benefit programs to the maximum extent possible. NEWCO’s employees will be expected always to act in the best interests of NEWCO and all its members.

•         NEWCO would have separate facilities and its own operating budget.

•         NEWCO Board will determine how much of its profits, if any, to distribute. The expectation is that it will split its profits among all Bottler members based upon each Bottler’s equity ownership in NEWCO. It will be decided if an independent audit function will be necessary, given the variety of services offered by NEWCO.

III.      NEW PRODUCTS FUNCTION

•         Prior to its formation, NEWCO will seek a written understanding with The Coca-Cola Company that it will collaborate with NEWCO’s management in selecting the best route to market for new products not best suited for the DSD system, and will offer those new products, which would be best distributed outside the DSD system, on a basis that NEWCO or the bottlers will participate economically in their distribution. The letter of understanding would express TCCC’s understanding that the marketing arrangements must be mutually advantageous from an economic perspective, reflecting contribution of value and a fair balance of economic interests. The letter of understanding between NEWCO and TCCC would recite that all existing contractual commitments to bottlers, including commitments relative to line extensions, would remain in full force and effect , confirming that TCCC will continue to bring CSD’s and cold fill NCB products directly to Coca-Cola Bottlers. NEWCO’s objective will be to assure that all future TCCC products would either be distributed by the bottlers or distribution would be managed by NEWCO.

•         NEWCO would negotiate all contracts with The Coca-Cola Company, including pricing, funding, and other terms and conditions, relating to products distributed under NEWCO’s management. Pricing by TCCC would reflect a fair share of economic profit within the value chain.

•         NEWCO’s Board would then evaluate and determine the distribution system that would maximize the potential of the new TCCC brand or product, to the extent consistent with the overall best interests of the bottling system. NEWCO’s options would include everything from distribution exclusively by bottlers, to distribution entirely through warehouses or third parties, to hybrid systems. Distribution of NEWCO’s products would not necessarily be restrained by an exclusive territory system, although exclusive territory arrangement with bottlers in certain channels might be a potential feature of some arrangements. NEWCO could ask bottlers to provide non-distribution services for these products (e.g., production, sales and merchandising), but the decision to provide those services or not would rest with individual bottlers and would not be a condition of continuing membership in NEWCO. If a bottler refused or could not come to terms in providing such services, NEWCO could retain a third party to perform such services.

•         Bottler members who do not do the actual production/distribution of NEWCO products in their Coca-Cola exclusive territories could receive fair compensation, e.g., by the growth in the value of their equity in NEWCO or by a fee (if NEWCO’s product is damaging the local bottler’s core business) . . . to be decided in the best judgment of NEWCO’s Board of Directors. If a fee is offered, bottlers would be fairly and equitably compensated and NEWCO would be obligated to treat all bottlers alike in such arrangements.

•         If NEWCO determines that a non-CSD product would be best produced and/or distributed by Bottler members under perpetual contracts with exclusive territories, it would so advise TCCC. TCCC would be asked to abide by such determinations by NEWCO’s board.

•         If bottler distribution in a DSD system is determined to be sub-optimum, NEWCO’s Board would choose the best alternative distribution method and strategy for each new TCCC licensed non-CSD product, judged in relationship to the overall interests of the bottling system, based upon the product, the product category, package, channel and geography, with a view toward maximizing the growth of the product. Some products could be distributed entirely outside the Bottler system, e.g., by the use of warehouse delivery, third-party brokers, beer and liquor distributors or dairy distributors.

•         NEWCO’s Board would make production decisions for each NEWCO product on a case by case basis, with a view toward maximum efficiencies, low cost, and avoidance of unnecessary capital expenditure. Production could be by Bottler members, by Bottler non-members, by contract packers, or a combination.

IV.      PROCUREMENT FUNCTIONS

•         NEWCO would form a procurement department, using transferred resources from CCE, Consolidated, CCBA and TCCC to provide procurement services available to all U. S. bottlers and production coops

•         NEWCO would initially focus on major product components and cost of goods elements (cans, sweetener, closures, secondary packaging, labels, etc.), but could expand over time to cover other items. Functions and products provided by Western Sales could be folded in over time with full integration.

•         All Bottler members in the procurement program would share equally in program benefits and would get pricing determined on a comparable basis, regardless of size, i.e., a most favored nations concept.

•         Policies relative to freight equalization, back haul allowances, price equalization, length of required contractual commitments, etc., would be made on a commodity-by-commodity basis by Board/Subcommittee based on industry practice, competitive impact and impact on program and on individual bottlers, similar to current CCBA practices.

•         CCBA and CCE potentially would make separate decisions relative to billing practices and equalization/adjustment to CCBA members or to CCE divisions.

•         Strict confidentiality is to be maintained regarding supplier pricing – NEWCO to rigidly ensure that only persons with “a need to know” would have access to pricing details.

•         In addition to direct materials, it is anticipated that NEWCO would also develop and administer a cold drink equipment program.

•         NEWCO might not initially handle payables and receivables in its procurement program. Suppliers will be told to bill CCE and CCBA and they will handle the transactional accounting.

•         Coca-Cola Fountain and TCCC’s Global P&T group will be eligible to participate in NEWCO’s HFCS procurement program.

•         NEWCO could be accountable for managing incoming transportation logistics and handling for all major procurement items and for assisting with supply chain management needs of bottlers. Over time, NEWCO would be expected to build transportation logistics and procurement capabilities that could be expanded to cover downstream transportation logistics.

V.        OTHER

•         NEWCO’s initial role relative to customers shall be confined to exploration of possible arrangements with customers relative to the sale of NEWCO-managed beverages, in close collaboration with the sales activities of CCNA, CCE and the Bottling system relating to non-NEWCO beverages sold by the Coca-Cola system. Over time, NEWCO, its Board and its members will continue to explore opportunities for NEWCO to serve a positive role in providing better and more efficient customer service, while preserving the value and the independence of the bottling system and its exclusive territories.

•         NEWCO, to the extent directed by its Board, will evaluate options for developing and operating shared service platforms which may be useful to both NEWCO and the bottling system in their operations, including shared services functions in the IS (including customer information), transactional accounting and HR record-keeping and administration areas.

VI.      WHAT NEWCO IS NOT

•         NEWCO will not involve itself in the relationship between TCCC and the bottling system as it relates to core (including cold-fill NCBs) CSDs and other products currently under contract; the CSD/DSD business system will remain intact and will not be affected. Over time, if NEWCO is successful and as it generates further learnings, certain non-core brands currently distributed by bottlers may become candidates for consideration for NEWCO distribution management, subject to all existing bottler contracts.

•         NEWCO will not initially engage in the production or distribution of beverages, except as deemed appropriate by the Board relating to NEWCO managed beverages. NEWCO will develop a knowledge base and capabilities in understanding non-traditional (i.e., non-bottler) production and distribution operations and options, through its fulfillment of its role in securing production and distribution services for NEWCO beverages, and will serve as a resource to TCCC and the Bottling system in understanding such operations.

EXHIBIT B

U.S. COCA-COLA BOTTLERS

ABARTA Beverages

Aberdeen Coca-Cola Bottling Company, Incorporated

Ada Coca-Cola Bottling Company & Shawnee Bottling Company

Atlantic Bottling Company

Big Springs, Inc.

Bink’s Coca-Cola Bottling Company

Cedar City Coca-Cola Bottling Co.

Cen-Tex Coca-Cola Bottling Company & Sooner Coca-Cola Bottling Company

Central Coca-Cola Bottling Company, Inc.

Chesterman Co.

Coca-Cola Bottling Co. (Williston, ND)

Coca-Cola Bottling Co. Consolidated

Coca-Cola Bottling Co. of Butte, Montana

Coca-Cola Bottling Co. of Dickinson

Coca-Cola Bottling Co., Columbus-Indiana-Inc.

Coca-Cola Bottling Co.-Yakima & Tri Cities, Inc.

Coca-Cola Bottling Company High Country

Coca-Cola Bottling Company of Bemidji, Incorporated

Coca-Cola Bottling Company of Crockett

Coca-Cola Bottling Company of Glasgow

Coca-Cola Bottling Company of Hot Springs, Inc.

Coca-Cola Bottling Company of International Falls

Coca-Cola Bottling Company of Minden, Incorporated

Coca-Cola Bottling Company of Pottsville

Coca-Cola Bottling Company of Red Wing, Incorporated

Coca-Cola Bottling Company of Santa Fe, Inc.

Coca-Cola Bottling Company of Southeastern New England, Inc.

Coca-Cola Bottling Company of Vernal, Utah

Coca-Cola Bottling Company of Virginia

Coca-Cola Bottling Company of Washington, N.C., Inc.

Coca-Cola Bottling Company of Winona

Coca-Cola Bottling Company United, Inc.

Coca-Cola Bottling Company, Kokomo, Ind., Inc.

Coca-Cola Bottling of Emporia, Inc.

Coca-Cola Bottling Works of Pulaski, Tennessee, Incorporated

Coca-Cola Bottling Works of Tullahoma, Inc.

Coca-Cola Enterprises Inc.

Corinth Coca-Cola Bottling Works, Inc.

Decatur Coca-Cola Bottling Company

Deming Coca-Cola Bottling Company

Douglas County Bottling Company

Durango Coca-Cola Bottling Co.

Durham Coca-Cola Bottling Company

Farmington Coca-Cola Bottling and Distributing Co.

Gardner Enterprises, Inc

Glendive Coca-Cola Bottling Co., Inc.

Great Plains Coca-Cola Bottling Company

Hancock Bottling Co., Inc.

Idabel Coca-Cola Bottling Company, Inc.

Jefferson City Coca-Cola Bottling Co.

Ketchikan Soda Works Inc.

Lehrkind’s Incorporated

Louisa Coca-Cola Bottling Company

Love Bottling Co.

Lufkin Coca-Cola Bottling Company

Macon Coca-Cola Bottling Company

Magnolia Coca-Cola Bottling Company, Inc.

Maui Soda & Ice Works, Ltd.

Meridian Coca-Cola Bottling Company

Middlesboro Coca-Cola Bottling Works

North East Mississippi Coca-Cola Bottling Company, Inc. &

   Western Kentucky Coca-Cola Bottling Company, Inc.

Northern Neck Coca-Cola Bottling, Inc.

Orangeburg Coca-Cola Bottling Company

Ozarks Coca-Cola/Dr Pepper Bottling Company

Rock Hill Coca-Cola Bottling Co.

Sacramento Coca-Cola Bottling Co., Inc.

Sanford Coca-Cola Bottling Company

Sitka Bottling Company

Swire Pacific Holdings Inc.

The Coca-Cola Bottling Company of Fort Smith, Arkansas

The Coca-Cola Bottling Company of Northern New England, Inc.

The Coca-Cola Bottling Company of Winfield, Kansas

The Odom Corporation

The Philadelphia Coca-Cola Bottling Company

Trenton Coca-Cola Bottling Company, L.L.C.

Union City Coca-Cola Bottling Company, LLC

Viking Coca-Cola Bottling Company

Wilson Corporation

EXHIBIT C

SELECTED U.S. BRANDS

Coca-Cola

Coca-Cola classic

caffeine free Coca-Cola

caffeine free Coca-Cola classic

diet Coke

caffeine free diet Coke

diet Coke with Lemon

Cherry Coke

diet Cherry Coke

Vanilla Coke

diet Vanilla Coke

Allied brands (bottle/can products), including diet/light versions and flavors:

AquaPure

Barq’s (root beer and crème soda)

Carver’s Original Ginger Ale

Chippewa Natural Spring Water

Citra

Cumberland Gap Mountain Spring Water

Dasani

Delaware Punch

Evian

Fanta

Five Alive

Fresca

Fruitopia

H2OK

Hi-C

KMX

Mad River

Manzana Mia

Mello Yello

Minute Maid (soft drinks/Adult Refreshment, juices/juice drinks/Juices To Go)

Nestlé Choglit

Nestea (iced teas)

Nestea Cool and Cool from Nestea

Northern Neck Ginger Ale

Mr. PiBB and PiBB Xtra

Planet Java

POWERADE

Red Flash

Seagram’s (mixers)

Sprite

Surge

TAB

EXHIBIT D

INITIAL NATIONAL BOTTLER DIRECTORS, INITIAL REGIONAL BOTTLER DIRECTORS AND INITIAL MAINSTREAM BOTTLER DIRECTORS; IDENTIFICATION OF INITIAL REGIONAL BOTTLERS

I.              NATIONAL BOTTLER DIRECTORS

                Coca-Cola Enterprises Inc.:

                Norman P. Findley, Chairman

                John R. Alm

                William A. Holl

                Robert F. Gray

II.            REGIONAL BOTTLERS AND REGIONAL BOTTLER DIRECTORS

                Coca-Cola Bottling Company Consolidated:

                William B. Elmore, Jr.

                The Philadelphia Coca-Cola Bottling Company:

                Ron D. Wilson

                Coca-Cola Bottling Company United, Inc.:

                Claude B. Nielsen

                Swire Coca-Cola USA:

                Jack Pelo

                The Coca-Cola Bottling Company of Northern New England:

                Wesley C. Elmer

                Great Plains Coca-Cola Bottling Company:

                Robert F. Browne

III.           MAINSTREAM BOTTLER DIRECTORS:

                Chesterman & Co.:

                Cy Chesterman

                Coca-Cola Bottling Company of Santa Fe, Inc.:

                Ron Hart